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                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_Soliciting]Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ADT LIMITED
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            WESTERN RESOURCES, INC.
     (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

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


                         [LOGO] WESTERN RESOURCES/(R)/

                                                            March 14, 1997

Dear Fellow ADT Shareowner:

  We are pleased to enclose for your consideration Western Resources' proxy statement and GREEN proxy card relating to the special general meeting of ADT Limited shareowners.

  Following Western Resources' initial acquisition of ADT common shares, ADT advised Western Resources that it was not interested in pursuing a joint marketing relationship or any other type of business arrangement with Western Resources despite the fact that Western Resources believes that such a relationship could maximize ADT's potential both in its existing security business and in the emerging market of deregulated retail energy distribution. After careful study and consideration, we believe that the potential benefits to ADT, Western Resources and ADT's other shareowners can be best realized through a combination of Western Resources and ADT. Therefore, Western Resources is taking its proposal to combine with ADT directly to the true owners of ADT--the ADT shareowners.

  Western Resources is offering to exchange each ADT common share for $10.00 in cash and $12.50 in Western Resources Common Stock (the "Offer"), on the terms and subject to the conditions set forth in the enclosed Prospectus. ADT shareowners may receive less than $12.50 in Western Resources Common Stock in certain circumstances if the price of Western Resources Common Stock falls below $29.75. The Offer is subject to certain conditions including Western Resources' receipt of tenders of a number of ADT common shares which, together with shares presently owned by Western Resources and its subsidiaries, constitute a majority of the total number of ADT common shares outstanding. Following completion of the Offer, Western Resources plans to acquire the remaining equity interest of ADT by effecting an amalgamation of a Bermuda subsidiary of Western Resources with and into ADT (the "Amalgamation").

  The ADT board has recently taken certain actions that Western Resources believes were designed to establish impediments to consummation of the Offer, including the adoption of a "poison pill" shareowner rights plan pursuant to which the associated preference share purchase rights were issued. Western Resources believes that the ADT board of directors may be unwilling to amend or redeem the "poison pill" and otherwise permit the Offer to be consummated. Accordingly, Western Resources is soliciting your proxy as a shareowner of ADT to remove the present members of the ADT board and to replace them with nominees of Western Resources who presently intend to take all actions necessary to expedite consummation of the Offer and the Amalgamation, including, to the extent possible, amending or redeeming ADT's "poison pill," subject to their fiduciary duties under Bermuda law.

  Based upon the closing price of ADT common shares on December 17, 1996, the last trading day prior to the public announcement of the Offer, the Offer represents a 12% premium over ADT's market price. In addition, the Offer provides ADT shareowners with the opportunity to invest in a combined company with the potential to become a market leader in the converging energy marketing and security industries.

  TO RECEIVE THE BENEFITS OF THE OFFER, IT IS IMPORTANT THAT YOU VOTE THE GREEN PROXY CARD IN FAVOR OF WESTERN RESOURCES' NOMINEES AND PROPOSALS. ONLY YOUR LATEST-DATED PROXY WILL COUNT AT THE ADT SPECIAL MEETING.

  If you have any questions concerning this Proxy Statement or the Offer or need assistance in voting your shares, please contact our Information Agent, MacKenzie Partners, Inc. at 1-800-322-2885 or call collect at (212) 929-5500.

                            YOUR VOTE IS ESSENTIAL

 IF YOU WANT THE OFFER TO SUCCEED, VOTE FOR THE WESTERN RESOURCES PROPOSALS BY
      SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD TODAY.

  Thank you for your attention and support.

                                          Sincerely,

                                          /s/ John Hayes
                                          Chairman of the Board
                                           and Chief Executive Officer


                         IMPORTANT VOTING INFORMATION

   If your shares are held in your own name, please sign, date and return the enclosed GREEN proxy card in the postage-paid envelope provided with this letter. If your shares are held in the name of a brokerage firm, bank or other institution, please sign, date and return the GREEN proxy card to such brokerage firm, bank or other institution in the envelope provided by that firm.

   If you have any questions or require any assistance in voting your shares, please call toll free:

                               [LOGO] MACKENZIE
                                      PARTNERS, INC.
                              156 Fifth Avenue
                           New York, New York 10010

                     (212) 929-5500 (CALL COLLECT)

                                   OR
                         (800) 322-2885 (TOLL-FREE)

                    SPECIAL GENERAL MEETING OF SHAREHOLDERS
                                      OF
                                  ADT LIMITED

                               ----------------

  RELATING TO THE REMOVAL OF THE EXISTING BOARD OF DIRECTORS OF ADT LIMITED,
           THE REDUCTION OF THE SIZE OF SUCH BOARD TO TWO DIRECTORS
          AND THE ELECTION OF THE NOMINEES OF WESTERN RESOURCES, INC.

                               ----------------

                                PROXY STATEMENT
                                      OF
                            WESTERN RESOURCES, INC.

  This Proxy Statement (the "Proxy Statement") and the accompanying GREEN proxy card are furnished by Western Resources, Inc., a Kansas corporation ("Western Resources"), in connection with its solicitation of proxies to be voted at the special general meeting of shareholders of ADT Limited, a company incorporated under the laws of Bermuda ("ADT"), and at any adjournments, postponements, continuations or reschedulings thereof (the "ADT Special Meeting"). This Proxy Statement is first being mailed to ADT shareholders on or about March 17, 1997. Westar Capital, Inc., a Kansas corporation and a wholly owned subsidiary of Western Resources ("Westar Capital"), presently owns approximately 27% of the Shares (as defined below). Westar Capital originally requested, in accordance with the Bye-Laws of ADT (the "ADT Bye-Laws") and Bermuda law, that the ADT Special Meeting be convened on February 18, 1997; however, on January 7, 1997, ADT announced that it had scheduled the ADT Special Meeting date for July 8, 1997. Westar Capital has commenced litigation challenging the July 8, 1997 meeting date and is seeking relief to compel the board of directors of ADT (the "ADT Board") to hold the ADT Special Meeting on a date 30 days subsequent to the date this Proxy Statement is first distributed to ADT Shareholders. See "Litigation." Enclosed is a copy of the Western Resources Prospectus, as filed with the Securities and Exchange Commission on March 14, 1997 (the "Prospectus"), which sets forth the terms and conditions of the Offer (as hereinafter defined).

At the ADT Special Meeting, ADT shareholders will be asked to vote upon the following proposals:

  (1) The removal of all eight of the present members of the ADT Board and any person or persons elected or designated by any of such directors to fill any vacancy or newly created directorships;

  (2) The reduction of the number of seats on the ADT Board to two; and

  (3) The election of Steven L. Kitchen and Steven A. Millstein (the "Western Resources Nominees") as the directors of ADT (or, if either Western Resources Nominee is unable to serve as a director of ADT due to death, disability or otherwise, any other person designated as a Western Resources Nominee by Western Resources).

  Each of the foregoing actions (collectively, the "Western Resources Proposals") is designed to expedite consummation of Western Resources' offer to acquire ADT for $10.00 net in cash and $12.50 in Western Resources Common Stock (as defined below), subject to downward adjustment only in the circumstances described below. Shareholders of ADT are being asked to vote FOR each of the Western Resources Proposals on the accompanying GREEN proxy card. Assuming the presence of a quorum at the ADT Special Meeting, adoption of each of the Western Resources Proposals will require the affirmative vote of a simple majority of Shares voted at the ADT Special Meeting. See "The Western Resources Proposals--Voting at the ADT Special Meeting."

   WESTERN RESOURCES RECOMMENDS THAT YOU VOTE FOR EACH OF THE WESTERN RESOURCES PROPOSALS.

  Western Resources has filed exchange offer materials with the Securities and Exchange Commission (the "Commission").Western Resources and Westar Capital are offering to exchange shares of common stock, par value $5.00 per share, of Western Resources ("Western Resources Common Stock"), and cash, for each outstanding common share, par value $ 0.10 per share (each a "Share" and collectively, the "Shares"), of ADT, including the associated preference share purchase rights (each, a "Right" and collectively, the "Rights") issued pursuant to the Rights Agreement, dated as of November 6, 1996, as amended, between ADT and Citibank, N.A., New York branch, as Rights Agent (the "Rights Agreement"), upon the terms and subject to the conditions set forth in the enclosed Prospectus and in the related Letter of Transmittal (which, together with the Prospectus, as it may be amended or supplemented, shall constitute the "Offer"). The term "Expiration Date" means 5:00 p.m., Eastern time, on April 15, 1997, unless and until Western Resources, in its sole discretion, shall have extended the period of time during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by Western Resources, will expire.

  In the Offer, each Share will be entitled to receive $10.00 net in cash (the "Cash Consideration") and that number of shares of Western Resources Common Stock equal to the Exchange Ratio (as defined below) (the "Stock Consideration" and, together with the Cash Consideration, the "Offer Consideration"). The term "Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $12.50 by the average of the high and low sales prices of Western Resources Common Stock (as reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) (the "Western Resources Average Price") on each of the twenty consecutive trading days ending with the third trading day immediately preceding the Expiration Date; provided that the Exchange Ratio shall not be greater than 0.42017. Pursuant to the Exchange Ratio, each Share will be exchanged for $10.00 net in cash and $12.50 of Western Resources Common Stock as long as the Western Resources Average Price is $29.75 or higher. If the Western Resources Average Price is less than $29.75, each Share will be exchanged for $10.00 net in cash and less than $12.50 of Western Resources Common Stock. See "The Offer--The Exchange Ratio." Western Resources Common Stock is listed for trading under the symbol "WR" on the NYSE. On March 13, 1997, the closing price of Western Resources Common Stock on the NYSE was $30.125. Based on such closing price, the Exchange Ratio would be .41494 and each Share would be converted into $10.00 net in cash and $12.50 of Western Resources Common Stock. The Exchange Ratio will change as the market price of the Western Resources Common Stock changes. Holders of outstanding Shares ("ADT Shareholders") may call (800) 798-5675 any time on or after the date hereof through the Expiration Date for the current Exchange Ratio calculated based on the then-current Western Resources Average Price for the twenty consecutive trading days ending with the third trading day immediately preceding the date the call is placed. The actual Western Resources Average Price and Exchange Ratio will be calculated as of the third trading day immediately prior to the Expiration Date, as described above, and a press release will be issued announcing the actual Exchange Ratio prior to the opening of the second trading day prior to the Expiration Date (as it may be extended from time to time).

  Complete information regarding the Offer is contained in the enclosed Prospectus and in the Tender Offer Statement on Schedule 14D-1, which will be filed with the Commission prior to the commencement of the Offer. The Tender Offer Statement on Schedule 14D-1 and any amendments thereto, including exhibits, should be available for inspection and copies should be obtainable in the manner set forth under the caption "Certain Information Concerning Western Resources and ADT" (except that such material will not be available at the regional offices of the Commission or at the offices of the NYSE).

  The purpose of the Offer is to enable Western Resources to acquire control of ADT. Western Resources presently intends, following consummation of the Offer, to propose and seek to have ADT effect an amalgamation of a wholly owned subsidiary of Western Resources, incorporated under the laws of Bermuda ("Bermuda Sub"), with and into ADT, pursuant to the provisions of Sections 104 through 109 of the Companies Act 1981 of Bermuda, as amended (the "Companies Act"), with the amalgamated company operating under the name of ADT (the "Amalgamation"). In the Amalgamation, each then outstanding Share (other than Shares owned by Western Resources or any of its affiliates, Shares held in the treasury of ADT (if ADT is so authorized) or by any subsidiary of ADT and Shares owned by ADT Shareholders who perfect appraisal rights under Bermuda law) would be cancelled in exchange for the right to receive the Offer Consideration. ADT has not agreed to provide Western Resources with information that might be relevant to the structuring of the

Amalgamation. Western Resources therefore reserves the right to change the structure of the Amalgamation upon receipt of such information. A separate vote of ADT Shareholders subsequent to the ADT Special Meeting will be required in order to approve the Amalgamation. If the Minimum Tender Condition is satisfied and the Offer is consummated, no separate proxy solicitation of ADT Shareholders will be required, and Western Resources does not currently intend to make any such solicitation. ADT Shareholders should be aware that a vote in favor of the Western Resources Proposals will essentially constitute a vote in favor of the Amalgamation, subject to Western Resources' ability to amend or terminate the Offer or its failure to proceed with the Amalgamation.

  THE ACCEPTANCE OF AND PAYMENT FOR SHARES BY WESTERN RESOURCES PURSUANT TO THE OFFER IS CONDITIONED UPON ADOPTION OF THE WESTERN RESOURCES PROPOSALS. ACCORDINGLY, APPROVAL OF THE WESTERN RESOURCES PROPOSALS AT THE ADT SPECIAL MEETING WILL FACILITATE THE PROMPT CONSUMMATION OF THE OFFER.

  WESTERN RESOURCES URGES ADT SHAREHOLDERS TO PRESERVE THEIR OPPORTUNITY TO ACCEPT THE SIGNIFICANT BENEFITS OF THE OFFER BY PROMPTLY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD. YOU MUST SEPARATELY TENDER YOUR SHARES PURSUANT TO THE OFFER IF YOU WISH TO PARTICIPATE IN THE OFFER. VOTING FOR THE WESTERN RESOURCES PROPOSALS DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE OFFER, AND YOUR FAILURE TO VOTE FOR THE WESTERN RESOURCES PROPOSALS DOES NOT PREVENT YOU FROM TENDERING YOUR SHARES PURSUANT TO THE OFFER.

  If your Shares are held in your own name, please sign, date and return the enclosed GREEN proxy card in the postage-paid envelope provided with this Proxy Statement. If your Shares are held in the name of a brokerage firm, bank or other institution, please sign, date and return the GREEN proxy card to such brokerage firm, bank or other institution in the envelope provided by that firm.

  If you have any questions or require assistance in voting your Shares, please call toll free:


                             [LOGO] MACKENZIE
                                    PARTNERS, INC.
                              156 Fifth Avenue
                           New York, New York 10010

                      (212) 929-5500 (call collect)
                                     OR
                          (800) 322-2885 (toll-free)

  WESTERN RESOURCES HAS FILED EXCHANGE OFFER MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION AND INTENDS TO MAKE ITS OFFER DIRECTLY TO SHAREHOLDERS OF ADT LIMITED. THE OFFER WILL BE MADE ONLY BY MEANS OF THE ENCLOSED PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL.

                        THE WESTERN RESOURCES PROPOSALS

THE REQUISITION

  On December 18, 1996, Westar Capital deposited a requisition (the "Requisition") with ADT, pursuant to Section 74 of the Companies Act and Bye-Law 42 of the ADT Bye-Laws, requiring the ADT Board to convene the ADT Special Meeting so that ADT Shareholders will have the opportunity to vote on the Western Resources Proposals. Under the Companies Act and the ADT Bye-Laws, the ADT Board is required to convene the ADT Special Meeting. In the event that the ADT Board does not within twenty-one days from the date of the deposit of the Requisition convene the ADT Special Meeting, Westar Capital may itself convene the ADT Special Meeting. Westar Capital originally requested that the date of the ADT Special Meeting be February 18, 1997; however, on January 7, 1997, ADT announced that it had scheduled the ADT Special Meeting for July 8, 1997. Westar Capital has commenced litigation challenging the July 8, 1997 meeting date and is seeking relief to compel the ADT Board to hold the ADT Special Meeting on a date 30 days subsequent to the date this Proxy Statement is first distributed to ADT Shareholders. See "Litigation."

DESCRIPTION OF THE WESTERN RESOURCES PROPOSALS

  Western Resources is soliciting proxies in connection with the ADT Special Meeting for the approval of the Western Resources Proposals, which are described below. At the ADT Special Meeting, ADT Shareholders will be asked to adopt the resolutions attached as Annex 1 hereto in order to implement the Western Resources Proposals.

  (1) Removal of Directors. The Western Resources Proposals include the removal of all eight of the present members of the ADT Board and any other person who may be a director of ADT at the time of the ADT Special Meeting. Pursuant to Section 93 of the Companies Act and Bye-Law 71 of the ADT Bye-Laws, any director of ADT may be removed from office as a director by a resolution of ADT Shareholders to that effect.

  (2) Reduction of the Number of Seats on the ADT Board. The Western Resources Proposals include a proposal to reduce the number of seats on the ADT Board to two. Section 91(1) of the Companies Act provides that the affairs of a company shall be managed by not less than two directors. Bye-Law 52 of the ADT Bye-Laws provides that the number of directors shall be such number, not less than two, as the shareholders in general meeting may from time to time determine. The ADT Board is currently comprised of eight directors.

  (3) Election of the Western Resources Nominees. The Western Resources Proposals include the election as directors of ADT of the two Western Resources Nominees named in the table below, each of whom has consented to serve as a director, if elected, until the next annual general meeting of shareholders of ADT and until his successor has been elected and qualified. Westar Capital plans to nominate each of the Western Resources Nominees in accordance with the ADT Bye-Laws which require that written notice be given of Westar Capital's intention to propose the Western Resources Nominees for election to the ADT Board, together with notice in writing signed by the Western Resources Nominees of their willingness to be elected, to the Corporate Secretary of ADT not less than 6 and not more than 28 days prior to the day appointed for the shareholder meeting at which directors are to be elected. In order to comply with the requirement of Bye-Law 53 of the ADT Bye-Laws that a director of ADT own one Share, each of the Western Resources Nominees will own at least one Share at the time of the ADT Special Meeting. Western Resources' primary purpose in seeking to elect the Western Resources Nominees to the ADT Board is to take all actions necessary to expedite consummation of the Offer and the Amalgamation. The Western Resources Nominees would also be responsible for managing the business and affairs of ADT and intend to discharge fully their obligations under Bermuda law. Although Western Resources has no reason to believe that any of the Western Resources Nominees will be unable to serve as a director of ADT, if either of the Western Resources Nominees is not available for election, the persons named as proxies on the GREEN proxy card will vote for the election of such other nominee or nominees as may be proposed by Western Resources.

                                                EMPLOYMENT HISTORY OR PRESENT
    NAME, AGE AND                                  PRINCIPAL OCCUPATION AND
   BUSINESS ADDRESS                              FIVE-YEAR EMPLOYMENT HISTORY
   ----------------                             -----------------------------
Steven L. Kitchen (51)..  Mr. Kitchen has been Executive Vice President and Chief Financial
 Western Resources, Inc.  Officer of Western Resources during the past five years.
 818 S. Kansas Avenue
 Topeka, Kansas 66612
Steven A. Millstein
 (43)...................  Mr. Millstein has been President of Westar Security, Inc. since 1995.
 Westar Security, Inc.
 4221 West John           From 1992 through 1995, Mr. Millstein held the position of Vice President
 Carpenter                of Marketing and Sales with Acoustics Development Corporation. Prior to
   Freeway                such time, Mr. Millstein served as Division Manager for Production Manage-
 Irving, Texas 75063      ment at Southwestern Bell Telephone Company.

  Schedule B sets forth certain information relating to Shares owned by the Western Resources Nominees and certain transactions between any of them and ADT.

  The Western Resources Nominees will receive no compensation for agreeing to stand for election as directors of ADT. In addition, it is anticipated that each Western Resources Nominee, upon election, will receive no director's fees for services as a director of ADT. Western Resources has agreed to indemnify each Western Resources Nominee, to the fullest extent permitted by applicable law, from and against any and all expenses, liabilities or losses of any kind arising out of any threatened or filed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by the Western Resources Nominee in his or her capacity as a nominee for election as a director of ADT, and, if elected, as a director of ADT, or arising out of his or her status in either such capacity. Western Resources has also agreed to reimburse each Western Resources Nominee for his or her reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel.

  THE PURPOSE OF THE WESTERN RESOURCES PROPOSALS IS TO FACILITATE CONSUMMATION OF THE OFFER WHICH WOULD ENABLE ADT SHAREHOLDERS TO RECEIVE $10.00 NET IN CASH AND $12.50 OF WESTERN RESOURCES COMMON STOCK (SUBJECT TO ADJUSTMENT) FOR EACH SHARE.

  WESTERN RESOURCES BELIEVES THAT IT IS IN THE BEST INTERESTS OF ADT SHAREHOLDERS TO APPROVE THE WESTERN RESOURCES PROPOSALS, INCLUDING THE ELECTION OF THE WESTERN RESOURCES NOMINEES, AT THE ADT SPECIAL MEETING. THE WESTERN RESOURCES NOMINEES PRESENTLY INTEND, SUBJECT TO THE FULFILLMENT OF THE FIDUCIARY DUTIES THEY WOULD HAVE AS DIRECTORS OF ADT, TO TAKE ALL ACTIONS NECESSARY AND DESIRABLE TO FACILITATE THE CONSUMMATION OF THE OFFER.

  WESTERN RESOURCES RECOMMENDS THAT YOU VOTE FOR EACH OF THE WESTERN RESOURCES PROPOSALS.

  The effect of the Western Resources Proposals will be to replace the current directors of ADT, Michael A. Ashcroft, John E. Dannenberg, Alan B. Henderson, James S. Pasman, Jr., Stephen J. Ruzika, W. Peter Slusser, William W. Stinson and Raymond S. Troubh, with the Western Resources Nominees. If the ADT Shareholders approve the Western Resources Proposals at the ADT Special Meeting, the ADT Shareholders will have effectively approved the Offer and the Amalgamation, as the Western Resources Nominees are committed to taking, subject to the fulfillment of the fiduciary duties they would have as directors of ADT, all actions necessary and desirable to facilitate consummation of the Offer and the Amalgamation including, among other things,
(i) either redeeming the Rights or amending the Rights Agreement to make the Rights inapplicable to the Offer, if necessary, in order to satisfy the Rights Plan Condition, (ii) not invoking the provisions of Bye-Law 104 or 46 of the ADT Bye-Laws (as described below) in connection with the acquisition of Shares by Western Resources pursuant to the Offer or otherwise, (iii) adopting and approving an agreement and plan of amalgamation among ADT, Bermuda Sub and Western Resources pursuant to which Bermuda Sub will amalgamate with and into ADT, with the amalgamated company operating under the name of ADT, and ADT Shareholders (other than Western Resources and ADT and their respective affiliates, and ADT Shareholders who perfect appraisal rights under Bermuda law) will receive the Offer Consideration in exchange for the cancellation of each Share (the "Amalgamation Agreement") and (iv) proposing an amendment to the ADT Bye-Laws providing that an amalgamation may be approved by the affirmative vote of a simple majority of the votes cast at a general meeting of ADT (the "Bye-Law Amendment"). Bye-Law 64 of the ADT Bye-Laws ("Bye-Law 64") restricts the ability of an ADT director to vote on, or be counted in a quorum to consider, proposals concerning any other company in which the director is the holder of or is beneficially interested in one percent or more of the equity share capital or the voting rights. Bye-Law 64 will not restrict the ability of the Western Resources Nominees to facilitate the consummation of the Offer and the Amalgamation because any interest of the Western Resources Nominees in the equity share capital or voting rights of either Western Resources or Bermuda Sub will be less than one percent.

VOTING AT THE ADT SPECIAL MEETING

  Adoption of each of the resolutions to be presented at the ADT Special Meeting requires the affirmative vote of a simple majority of votes, assuming the presence of a quorum of two holders of Shares present either in person or by proxy. Such vote may be decided on a show of hands, with each ADT Shareholder present in person or by proxy entitled to one vote, provided that if a poll is demanded, the required vote shall be determined by reference to the number of Shares voted. A poll may be demanded at the ADT Special Meeting, before or on the declaration of the result of a show of hands, by (a) the chairman of the meeting, (b) at least three ADT Shareholders present in person or represented by proxy, (c) any ADT Shareholder(s) present in person or represented by proxy holding between them not less than one-tenth of the total voting rights of the ADT Shareholders entitled to vote at the ADT Special Meeting; (d) any ADT Shareholder(s) present in person or represented by proxy holding Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all Shares entitled to vote at such meeting. Western Resources and Westar Capital intend to vote Westar Capital's Shares and those Shares for which Western Resources or its representatives hold valid proxies at the ADT Special Meeting in favor of each of the Western Resources Proposals.

  The accompanying GREEN proxy card will be voted in accordance with your instructions on such card at the ADT Special Meeting. You may vote FOR the Western Resources Proposals, or vote against or abstain from voting on the Western Resources Proposals, by marking the proper box on the GREEN proxy card for the ADT Special Meeting. It is also possible that Westar Capital or another person may propose to adjourn the ADT Special Meeting to a later date. In such event, the Western Resources Board recommends a vote FOR any proposal which may be submitted by Westar Capital to adjourn the ADT Special Meeting to a later date and recommends a vote AGAINST any proposal which may be submitted by any other person, including ADT, to adjourn the ADT Special Meeting to a later date. If no marking is made, you will be deemed to have given a direction to vote the Shares represented by the GREEN proxy card FOR the Western Resources Proposals and any proposal by Westar Capital to adjourn the ADT Special Meeting to a later date and AGAINST any proposal submitted by any other person, including ADT, to adjourn the ADT Special Meeting to a later date, provided that you have signed the proxy card.

  WESTERN RESOURCES RECOMMENDS A VOTE FOR THE WESTERN RESOURCES PROPOSALS.

  It is not expected that any matter other than those referred to herein will be brought before the ADT Special Meeting. If any other matter is presented at the ADT Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will vote on such matters in their discretion.

POTENTIAL RISKS RELATING TO THE ELECTION OF THE WESTERN RESOURCES NOMINEES

  As stated above, the Western Resources Nominees are committed to taking, subject to their fiduciary duties under Bermuda law, all actions necessary and desirable to facilitate the consummation of the Offer on the terms, and subject to the conditions, set forth in the Offer. While it is conceivable that the Western Resources Nominees, once elected, could decide not to proceed with the Offer, given the public commitment made by the Western Resources Nominees stated above, Western Resources believes that such a possibility is remote. The Western Resources Nominees would have no ability to change the terms or conditions of the Offer since it is made by Western Resources. Western Resources could change the terms of the Offer and the Amalgamation following the approval of the Western Resources Proposals. However, Western Resources does not currently intend to modify the terms of the Offer and the Amalgamation in the event that the Western Resources Proposals are approved. In fact, Western Resources is firmly committed to effecting the Offer and the Amalgamation on the terms, and subject to the conditions, set forth in the Offer as soon as practicable following the approval of the Western Resources Proposals. It is possible that certain conditions to the Offer, including the Rights Plan Condition (as defined herein), may not be satisfied or waived following the approval of the Western Resources Proposals. See "Litigation" and "The Offer--The Rights Agreement." In such event, the ADT Board would be comprised of the Western Resources Nominees who, although they would be subject to their fiduciary duties as directors of ADT under Bermuda law, would have interests that may conflict with those of other ADT Shareholders. Such conflicts of interest could arise in determining, among other things, whether to facilitate consummation of the Offer, particularly if the Offer is amended, or if certain conditions of the Offer are waived, by Western Resources. ADT Shareholders should be aware that on March 3, 1997, ADT announced that the ADT Board had resolved to effect certain changes to the Rights Agreement (the "Rights Agreement Amendments") that eliminate the ability of the Western Resources Nominees, once elected, to redeem the Rights or amend the Rights Agreement. Although Western Resources believes that the Rights Agreement Amendments are illegal under Bermuda law and is seeking to have such amendments invalidated through appropriate judicial relief, there can be no assurance that the Rights Agreement Amendments will not prevent the Western Resources Nominees, once elected, from taking action that will effect satisfaction of the Rights Plan Condition. If the Western Resources Nominees are unable to take action to effect satisfaction of the Rights Plan Condition, it is possible that the Offer will not be consummated.

  The determination whether another proposed transaction would offer more value to ADT Shareholders than the Offer and the Amalgamation would be made by the ADT Board, which, if the Western Resources Proposals are approved, would be comprised of the Western Resources Nominees. To the knowledge of Western Resources and Westar Capital, the Western Resources Nominees have not made a determination whether to take affirmative steps, if elected, to solicit third party interest with respect to a sale of ADT or merely to evaluate unsolicited third party bids, if any. If the Western Resources Nominees are elected it is possible that their interests could conflict with those of the other ADT Shareholders with respect to such matters due to their affiliations with Western Resources. Western Resources believes that the possibility of such conflicts is remote because it believes that such scenarios are unlikely to develop.

  With respect to the determination of whether to solicit third party interest in a sale of ADT, Western Resources believes that because ADT has been the subject of an unsolicited takeover offer for over two months and has arguably been "in play" since the announcement of its proposed merger with Republic Industries, Inc. ("Republic") on July 1, 1996, without the public announcement of any third party interest in acquiring ADT, the solicitation of third party interest in a sale of ADT once the Western Resources Nominees were elected would not likely be a meaningful exercise. For more information regarding the proposed merger with Republic, see "Background of the Solicitation." Furthermore, with respect to the evaluation of unsolicited third party bids, Western Resources believes for the same reasons cited above that the possibility of an unsolicited third party expression of interest between the time the Western Resources Nominees are elected and the consummation of the Offer is remote.

                                 RISK FACTORS

  In addition to the other information in this Proxy Statement, the following are certain factors that should be considered by ADT Shareholders in evaluating the Western Resources Proposals, the Offer and an investment in Western Resources Common Stock.

REGULATORY UNCERTAINTIES; CHANGING REGULATORY ENVIRONMENT; APPROVAL OF THE KCPL MERGER

  Electric and natural gas utilities have historically operated in a rate-regulated environment. Federal and state regulatory agencies having jurisdiction over the rates and services of Western Resources and other utilities are in the process of initiating steps that are expected to result in a more competitive environment for utilities services. Increased competition may create greater risks to the stability of utility earnings. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace may suffer erosion in market share, revenues and profits as competitors gain access to their service territories. This anticipated increased competition for retail electricity sales may in the future reduce Western Resources' earnings in its formerly regulated businesses.

  In addition, Western Resources' plan to market together energy and security services is dependent upon the pace of deregulation. While it is impossible to predict with certainty the time period in which such deregulation will occur, if at all, Western Resources presently anticipates that such deregulation will occur prior to the end of 1999. However, if deregulation fails to occur or does not occur as quickly as may be expected, Western Resources may be hindered in its ability to market energy and security services and such hindrance may negatively impact Western Resources' future earnings and cash flows.

  ADT Shareholders should consider that through ownership of Western Resources Common Stock they will participate in the vicissitudes of the evolving electric and natural gas utility industries and the deregulation thereof. There can be no assurance that future regulatory and legislative initiatives will not constrain Western Resources' efforts to market together energy and security services.

  In addition, consummation by Western Resources of the KCPL Merger (as defined herein) requires the approval of certain regulatory authorities, including the Federal Energy Regulatory Commission (the "FERC"). Western Resources currently contemplates that the KCPL Merger could be completed in the first half of 1998; however, there can be no assurance that it will have received all requisite regulatory approvals prior to such time. Nor can there be any assurance that the KCPL Merger will be consummated or, if consummated, that it will occur by the first half of 1998.

STRANDED COSTS

  The term "stranded costs" as it relates to capital intensive utilities has been defined as investment in and carrying costs associated with property, plant and equipment and other regulatory assets in excess of the level which can be recovered in the competitive market in which the utility operates. Regulatory changes, including the introduction of competition, could adversely impact Western Resources' ability to recover its costs in these assets. Based upon its current evaluation of the various factors and conditions that are expected to impact future cost recovery, Western Resources believes that recovery of these costs is probable. However, there can be no assurance that such recovery will occur as the effect of competition and the amount of regulatory assets which could be recovered in a competitive environment cannot be predicted with any certainty at this time.

  The staff of the KCC has testified in Western Resources' electric rate proceeding in 1996 that "stranded costs" are not presently quantifiable. Western Resources, KCPL and ONEOK, collectively, have assets of approximately $10.7 billion, including regulatory assets aggregating approximately $1.1 billion (10.3% of total combined assets). Of this amount, $166 million is attributable to ONEOK, primarily related to take-or-pay settlements entered into with natural gas suppliers. ONEOK has disclosed that this regulatory asset is being recovered, pursuant to an order from the OCC, from a combination of a customer surcharge and transportation revenues. ADT Shareholders should note, however, that Western Resources will acquire only a 9.9% common equity ownership interest in ONEOK as a result of Western Resources' proposed strategic alliance with ONEOK.

Western Resources' potential risk with respect to ONEOK's exposure would therefore be limited to its equity ownership in ONEOK. Finally, unlike the electric utility industry which is in the infant stages of deregulation, the natural gas distribution industry, in which ONEOK is a participant, has already experienced significant deregulation, thereby reducing the risk that stranded costs will occur.

  Regulatory assets of Western Resources include approximately $300 million relating to the acquisition premium paid in Western Resources' acquisition of KGE in 1992, which is currently being recovered pursuant to an order from the KCC, as well as a receivable for income tax benefits flowed through to Western Resources' customers, debt issuance costs, deferred post employment/retirement benefits and deferred contract settlement costs. Regulatory assets of KCPL include approximately $126 million at December 31, 1996 for recoverable future income taxes and a receivable from customers for income tax benefits which have been flowed-through to customers.

  Finally, Western Resources' ability to fully recover its utility plant investments in, and decommissioning costs for, generating facilities, particularly its 47% ownership interest in Wolf Creek, may be at risk in a competitive environment. This risk will increase as a result of the KCPL Merger as KCPL also presently owns a 47% undivided interest in Wolf Creek. Amounts associated with Western Resources' recovery of environmental remediation costs and long-term fuel contract costs cannot be estimated with any certainty, but also represent items that could give rise to "stranded costs" in a competitive environment. In the event that Western Resources was not allowed to recover any of its "stranded costs," the accounting impact would be a charge to its results of operations that would be material.

  Certain states, including California, have either adopted rules or are considering rules to address stranded costs, most of which provide for the opportunity to recover stranded costs. Proposals in Connecticut, Illinois, Maine, Massachusetts, Michigan and other states have been introduced that all permit varying degrees of recovery of stranded costs, most allowing for recovery during defined interim periods for all prudently incurred costs. The Kansas legislature is presently reviewing potential proposals, but has not advanced any specific plan. Western Resources believes any legislative or regulatory plan adopted would, consistent with other state plans and the rules adopted by the FERC, include a plan for recovering stranded costs.

BUSINESS PLAN; DIFFICULTY OF INTEGRATING ENERGY AND SECURITY BUSINESSES

  As deregulation in the electric and natural gas utilities industries continues, Western Resources believes that a provider that can market additional services with energy-related services to provide customer convenience will have a market advantage. Western Resources has developed its strategy to expand its business in the deregulated marketplace and has identified the security business as a high-growth industry with a product that can be marketed with energy. There can, however, be no assurance that Western Resources' business plan to market together energy and security services will be successful. The fact that Western Resources' business plan involves a market that is as yet undeveloped makes uncertain the extent to which a viable market for marketing energy and security will develop at all.

  To date, Western Resources has committed substantial capital and human resources to the security industry through Westar Security and the recent acquisition of Westinghouse Security. However, obtaining control of ADT would significantly increase the relative amount of management time and resources that Western Resources allocates to its security business. There can be no assurance that this added commitment will result in continued growth or profitability in Western Resources' security business. There can also be no assurance that Western Resources will be able to integrate successfully the operations of its existing security businesses with ADT. Difficulties of such assimilation will include the coordination of security operations and the integration of personnel.

COMPARATIVELY SLOWER GROWTH THAN ADT

  Western Resources' growth has historically been slower than ADT's as such growth has been limited to the growth of Western Resources' customer base within its franchised service territory. During the past few years Western Resources' electric sales have grown at an annual rate of approximately 4%. Prior to deregulation, the only opportunity for utilities to experience significant growth was through business combinations with other regulated utilities. Such combinations presented growth opportunities within a finite market. As the energy industry deregulates, Western Resources believes that its combination of security with energy will provide Western Resources with an opportunity to achieve higher growth than could be expected in the historically regulated energy market. However, there can be no assurance that such growth will occur.

THE EXCHANGE RATIO

  In considering whether to approve the Western Resources Proposals and whether to tender their Shares to Western Resources pursuant to the Offer, ADT Shareholders should consider that, depending on the price of Western Resources Common Stock prior to the Expiration Date, there may be certain circumstances in which the Stock Consideration paid to ADT Shareholders may be less than $12.50 in Western Resources Common Stock. Pursuant to the Offer, each Share will be exchanged for $10.00 net in cash and $12.50 of Western Resources Common Stock as long as the Western Resources Average Price is $29.75 or higher. If the Western Resources Average Price is less than $29.75, each Share will be exchanged for $10.00 net in cash and less than $12.50 in Western Resources Common Stock. ADT Shareholders should be aware that, depending upon the Western Resources Average Price, the Offer Consideration paid per Share may be less than $22.50 and, depending upon the per Share price immediately prior to the Expiration Date, may represent a discount to the price per Share at the Expiration Date.

EFFECT OF THE OFFER AND THE AMALGAMATION ON WESTERN RESOURCES' FINANCIAL
STATUS

  Expansion into the high-growth security business presents financial risks to Western Resources. Western Resources' earnings and cash flow may experience increased volatility due to additional business risks. Such risks include possible slower than expected growth in the security business, competitive pressures on prices and changes in technology.

  The Offer and the Amalgamation are expected to have a dilutive effect on Western Resources' reported earnings per share in the short term due to the amortization of goodwill. There can also be no assurance that the Offer and Amalgamation will not have a negative impact on Western Resources' financial strength or debt rating, including its ability to raise capital in the future. Following public announcement of Western Resources' proposal to merge with KCPL, debt of Western Resources was placed on CreditWatch with negative implications, a practice that Western Resources believes is standard with respect to companies involved in an announced merger proposal. Since public announcement of the Offer, Standard & Poors has downgraded the credit rating on Western Resources' senior secured debt from A- to BBB+. Moody's has placed Western Resources' debt on review for possible downgrade following public announcement of the Offer, but continues to rate Western
Resources First Mortgage Bonds A3. Western Resources does not believe that these changes in its credit rating will materially and adversely impact the business and operations of Western Resources following the Offer and the Amalgamation. However, such changes may increase Western Resources' cost of capital on additional borrowings.

CERTAIN DEBT INSTRUMENTS OF ADT OPERATIONS

  It is Western Resources' current view that satisfaction of the ADT Shareholder Approval Condition and the consummation of the Offer will (i) enable the holders of certain debt instruments of ADT Operations to require repurchase of the securities outstanding thereunder by ADT Operations and (ii) result in the acceleration of certain credit facilities currently available to ADT Operations. See "The Offer--Source and Amount of Funds." According to ADT's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, the total amount of outstanding debt of ADT Operations under which approval of the Western Resources Proposals by the ADT Shareholders could constitute a change of control was approximately $1 billion. Since it does not presently appear to be financially attractive for the holders of such debt to require the repurchase of their securities, or to accelerate credit facilities of ADT Operations, Western Resources does not currently believe that these obligations present a material risk to the liquidity of Western Resources following consummation of the Offer and the Amalgamation. Should interest rates increase, however, it may become more financially attractive for certain debt holders of ADT Operations to require the repurchase of their securities by, or to accelerate credit facilities of, ADT Operations. LYONs are exchangeable for Shares and such exchange could thereby potentially have a dilutive impact on, among other things, earnings per share. See "Notes to Unaudited Pro Forma Combined Financial Information" in the Prospectus.

FINANCING OF THE OFFER AND THE AMALGAMATION

  Western Resources has received a letter from Chase Manhattan Bank and Chase in which they state that they are highly confident that they can arrange credit facilities in the amount necessary to fund payment of the Cash Consideration with Chase Manhattan Bank and other lenders. Their view is based, among other things, upon their review of the terms of the Offer, their understanding of Western Resources and public information regarding ADT, and current conditions in the banking and syndicated loan markets, and such view is subject to certain customary conditions. See "The Offer--Source and Amount of Funds." There can be no assurance, however, that Chase Manhattan Bank and Chase will be able to arrange the credit facilities necessary to fund payment of the Cash Consideration. Definitive documentation with respect to such credit facilities has not yet been negotiated. There can be no assurance that such documentation, if definitively negotiated, will not contain restrictions on Western Resources' ability to pay dividends.

FUTURE DIVIDENDS ON WESTERN RESOURCES COMMON STOCK

  Although Western Resources does not currently anticipate any significant change with respect to its dividend practice as a result of the Offer or the Amalgamation, assuming that Western Resources' dividend remains at or above the level of its current annual indicated dividend, Western Resources presently expects that its dividend pay-out ratio will increase to approximately 100% in the first full year following consummation of the Amalgamation and will decline to approximately 75% by the third year following the Amalgamation. Assuming consummation of the Amalgamation and the KCPL Merger, Western Resources' forecasted dividend pay-out ratio will be approximately 120%, including transaction costs of the KCPL Merger charged to income following consummation of the KCPL Merger, or 100%, excluding such transaction costs, in the first full year following the Amalgamation and will decline to approximately 80% by the third year following the Amalgamation. Over the past five years, Western Resources' dividend pay-out ratio has averaged approximately 77%.

  On a pro forma combined basis assuming completion of the Offer, the Amalgamation and the KCPL Merger, pro forma combined earnings plus depreciation, amortization and restructuring and non-recurring charges for the year ended December 31, 1995 and the nine months ended September 30, 1996 would have been approximately $691,000,000 and $609,000,000, respectively. On a pro forma combined basis assuming completion of the Offer, the Amalgamation and the KCPL Merger, approximately 190,000,000 shares of Western Resources Common Stock would have been outstanding during the year ended December 31, 1995 and the nine months ended September 30, 1996, in which case the total amount of cash required to pay Western Resources' annual indicated dividend of $2.10 would have been approximately $400,000,000 and $300,000,000 for the twelve and nine months, respectively. Based on publicly available information, on a pro forma combined basis assuming completion of the Offer, the Amalgamation and the KCPL Merger, pro forma combined capital expenditures for the year ended December 31, 1995 (excluding the effects of the ASH Transaction) and the nine months ended September 30, 1996, respectively, would have been approximately $636,000,000 and $462,000,000. Historical pro forma combined earnings plus depreciation, amortization and restructuring and non-recurring charges and historical pro forma combined capital expenditures do not necessarily reflect future pro forma combined operating cash flows and future pro forma combined capital expenditures. If, however, future pro forma combined operating cash flows and future pro forma combined capital expenditures are similar to historical pro forma combined earnings plus depreciation, amortization and restructuring and non-recurring charges and historical pro forma combined capital expenditures, there can be no assurance that Western Resources will be able, after paying dividends consistent with historical levels, to maintain capital expenditures at historical levels without moderating their timing or amount, or from time to time funding such capital expenditures through external financing. See "Reasons for the Offer-- Offer Premium and Dividend Impact."

  In the future, the Western Resources Board will set annual dividend payments at amounts which are determined to be reasonable and consistent with Western Resources' long-term strategy. However, there can be no assurance that Western Resources will maintain its past practice with respect to the payment of dividends since the declaration of future dividends will depend upon Western Resources' future earnings, the financial condition of Western Resources and other factors.

CERTAIN TAX CONSEQUENCES OF THE OFFER AND THE AMALGAMATION

  The exchange of Shares for cash and Western Resources Common Stock pursuant to the Offer and the Amalgamation will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. See "The Offer--Certain Federal Income Tax Consequences" in the Prospectus. ADT Shareholders should be aware that depending upon, among other things, their particular facts and circumstances, including their basis in Shares and tax status, the value of the after-tax proceeds that they receive in the Offer and the Amalgamation may be less than $22.50. Each ADT Shareholder is urged to, and should, consult such holder's own tax advisor with respect to the specific tax consequences of the Offer and the Amalgamation to such holder.

                                     11--1

                         REASONS FOR THE SOLICITATION

  The purpose of this solicitation (the "Proxy Solicitation") is to remove all of the present members of the ADT Board, to reduce the number of seats on the ADT Board to two and to elect the Western Resources Nominees to the ADT Board in order to expedite consummation of the Offer and the Amalgamation, which Western Resources believes will be beneficial to both ADT and Western Resources shareholders.

ENHANCED BUSINESS OPPORTUNITIES

  The Western Resources Board believes the combination of ADT and Western Resources will provide significant benefits to the shareholders of both companies. The combination of ADT's leading national presence and unmatched brand equity in the security business and Western Resources' strong core utility business and customer service expertise should provide the combined entity with opportunities not available to either company on its own. Following the Amalgamation, Western Resources intends to capitalize on these opportunities to become one of the leading providers of energy and energy-related products and services, including security, to homes and businesses.

  As deregulation continues for electric and natural gas utilities, individual homes and businesses will have the opportunity to choose their energy providers. As this process unfolds, companies with nationally recognized brand names will have a significant advantage in marketing energy and energy-related products and services. Consummation of the Offer and the Amalgamation will position Western Resources to take advantage of this emerging market, as Western Resources intends to leverage ADT's strong brand name by marketing energy and energy-related products and services to existing ADT customers and to new customers who know and trust the ADT brand name. In the new era of deregulation, formerly regulated utility companies that do not respond to the new realities of the competitive energy marketplace may suffer erosion in market share, revenues and profits as competitors enter their service territories. Although Western Resources has been planning for the deregulation of the energy market, increased competition for retail electricity sales may in the future reduce Western Resources' earnings from its formerly regulated businesses. During 1995, however, Western Resources' average retail electric rates were over 9% below the national average. In 1997, Western Resources further reduced its retail rates and expects to be able to retain a substantial portion of its current sales volume in a competitive environment. Finally, Western Resources believes that the deregulation of the energy market will prove beneficial to Western Resources, since any potential competitive pressure in its formerly regulated business is expected to be more than offset by the nationwide markets which Western Resources expects to enter by bundling energy and security services into one package.

GROWTH OPPORTUNITIES IN THE SECURITY INDUSTRY

  The U.S. security business is a growth industry with annual revenue of $13 billion that Western Resources believes is growing at approximately 10% per year. Many opportunities for further growth exist, particularly in the residential segment.

  Currently, the security industry serves approximately 17.4 million residential customers in the U.S. Western Resources believes that the number of households purchasing security alarm services each year has grown at a 13% rate in recent years, with growth expected at an annual rate of 10% through the year 2000. This sustained growth will be driven by a combination of increased demand for security alarm services and the low current penetration rate. Today, only 22% of single family households and 18% of total U.S. households have the protection provided by an electronic security alarm system. With the advent of more reliable, less costly, equipment, which is easier to install, the price of the average alarm system has decreased dramatically, permitting a significantly larger segment of the population to afford this service. The average price of a residential alarm system was $1,500 in 1990, compared with only $1,200 in 1995. This decrease has coincided with an increased awareness and concern over the incidence of crime and a stronger general desire on the part of consumers to protect their families and property. Industry estimates project the penetration rate of the residential market segment to at least double its current level to approximately 40% by the year 2005, which would result in the creation of 17.6 million new residential customers.

  Western Resources believes that the commercial market penetration rate is currently 50-60%, with a continued opportunity for growth driven by the same demand factors affecting the residential market. In addition, a large segment of the existing customer base requires the upgrading of older systems with newer technology, and the integration of security enhancements such as access control and closed circuit television equipment. The cost of these technologies has decreased dramatically and now offers an economical and reliable alternative to security guards and outdated methods of controlling and documenting activities within the workplace.

  In order to maximize these growth opportunities, successful industry participants would ideally utilize sophisticated mass marketing techniques to reach consumers, develop and leverage strong brand names and fully achieve the available economies of scale. This maximization is unlikely within the current industry structure due to its high fragmentation of providers. There are presently approximately 9,000-11,000 alarm companies in the U.S. Although over 85% of such companies have less than $1,000,000 in annual revenue, companies of this size currently have a 75% share of the market. Only 13% of the U.S. market is controlled by larger companies, with ADT having the largest share at 7%, which is more than three times the size of the next largest provider.

  Western Resources believes that the security industry's characteristics of rapid growth and provider fragmentation offer a unique opportunity for the emergence of a dynamic, growth-oriented market leader. Western Resources believes it is one of the first, and most successful, energy companies to pursue the opportunities presented by the security business. Western Resources' wholly owned security subsidiary, Westar Security, Inc. ("Westar Security"), has grown through acquisitions and internal growth and, following Western Resources' recent acquisition of Westinghouse Security, Inc. ("Westinghouse Security"), a national security system monitoring company and a wholly owned subsidiary of Westinghouse Electric Corporation ("Westinghouse"), Western Resources' subsidiary, Westar Security, now has over 400,000 accounts in 44 states, making it the third largest security service provider in the country. The combination of Westar Security and Westinghouse Security with ADT will increase ADT's current U.S. customer base of 1.6 million accounts by 25%, a highly significant increase in the competitive and highly fragmented security business. Western Resources believes that a combination of ADT's leading position in the security industry with Western Resources' financial strength and energy businesses will expand and strengthen ADT's current industry leadership in the security business. Western Resources intends to take full advantage of the new technologies that are available to ADT, which will not be limited as a result of the Offer and the Amalgamation. ADT has indicated in its publicly filed documents that during the past few years it has been offering energy management products and services to regulate the temperature and lighting of customers' premises. Such services are a natural fit with the energy and related services that Western Resources intends to provide on a national basis through the ADT name.

EXPANSION OF BRANDED ENERGY MARKETING

  The electric and natural gas utility industry in the United States is rapidly evolving from a historically regulated monopolistic market to a dynamic and competitive integrated marketplace. The 1992 Energy Policy Act began the process of deregulation of the electricity industry by permitting the FERC to order electric utilities to allow third parties to sell electric power to wholesale customers over their transmission systems. Since that time the wholesale electricity market has become increasingly competitive as companies begin to engage in nationwide power brokerage. In addition, various states including California and New York have taken active steps toward allowing retail customers to purchase electric power from third-party providers. The natural gas industry has been substantially deregulated, with the FERC and many state regulators requiring local natural gas distribution companies to allow wholesale and retail customers to purchase gas from third-party providers. The successful providers of energy in a deregulated market will not only provide electric or natural gas service but also a variety of other services, including security. Western Resources believes that in the newly deregulated environment, more sophisticated consumers will continue to demand new and innovative options and insist on the development of more efficient products and services to meet their energy-related needs. Western Resources believes that its strong core utility business provides it with the platform to offer the more efficient products and energy services that customers will desire. Furthermore, Western Resources believes it is necessary to continuously seek new ways to add value to its customers' lives and businesses. Recognizing that its current customer base must expand beyond its existing service area, Western Resources views every person, whether in the United States or abroad, as a potential customer. Western Resources also recognizes that its potential to emerge as a leading national energy and energy-related services provider is enhanced by having a strong brand name. Western Resources has been establishing its brand identity through the Westar Security name. The combination of Western Resources and ADT would immediately provide an ideal brand name to capitalize on the emerging security and energy marketplaces.

  In 1995, the U.S. electric industry had retail revenues of approximately $200 billion, serving approximately 117 million homes and businesses, and the U.S. natural gas retail industry had revenues of approximately $100 billion, serving approximately 58 million homes and businesses. In Western Resources' view, the deregulation of the energy business will result in a model similar to that used by the long-distance telecommunications industry, with low-cost providers serving customers throughout the country. However, unlike the long-distance telecommunications market, which is dominated by large companies with powerful brands, today's energy market is highly fragmented. No utility company has a market share in the U.S. greater than 6%. It is Western Resources' view that this market fragmentation presents a superior opportunity for national industry leaders to emerge. Western Resources believes that a combination with ADT will give it the brand name recognition and complementary services to excel in the emerging deregulated electric and natural gas markets.

  The combination of Western Resources and ADT will allow the combined company to integrate energy, energy-related products and services, and security, into a packaged group of products and services to homes and businesses under the internationally recognized ADT brand name. This strategy is based upon what Western Resources believes to be the compelling structural and operational similarities between the energy and security businesses. From an operational perspective, both businesses require expertise in constructing and maintaining a highly reliable network with central service facilities and the dispatch of trained personnel to customer locations to respond quickly to disruptions in service. Western Resources believes that from the customer's point of view, energy and security are both critical service streams which may be viewed as necessities by homes and businesses. Rather than choosing a different supplier for each service, Western Resources believes that customers will appreciate the convenience of purchasing energy and security services as a package and paying for them on one convenient customer statement. Western Resources is currently putting this concept into practice in its utility service area, offering many of its utility customers the convenience of one-stop shopping for their energy and security needs. Following the Offer and the Amalgamation, Western Resources plans to expand this successful concept by selling security and unregulated energy services to ADT's customers nationwide through a unified sales and marketing effort under the ADT brand name.

  To date, ADT's management has not recognized the opportunities presented by the deregulation of the energy market. Western Resources believes that a combination of the strong core utility business and customer service skills of Western Resources and the brand name, customer base and support infrastructure of ADT will provide both the Western Resources and ADT shareholders with an invaluable opportunity to succeed in the security and energy markets. As the retail electric and natural gas markets become fully open to competition, substantial opportunities exist to increase market share and to sell a menu of integrated services which enhance the comfort and security of energy customers.

                                   THE OFFER

  Western Resources has filed exchange offer materials with the Commission. Western Resources and Westar Capital are offering to exchange the Offer Consideration for each outstanding Share, and associated Right, upon the terms and subject to the conditions set forth in the enclosed Prospectus and in the related Letter of Transmittal.

  The purpose of the Offer is to enable Western Resources to acquire control of ADT. Western Resources presently intends, following consummation of the Offer, to propose and to seek to have ADT effect the Amalgamation. In the Amalgamation, each then outstanding Share (other than Shares owned by Western Resources or any of its affiliates, Shares held in the treasury of ADT (if ADT is so authorized) or by any subsidiary of ADT and Shares owned by ADT Shareholders who perfect appraisal rights under Bermuda law) would be cancelled in exchange for the right to receive the Offer Consideration.

OFFER PREMIUM AND DIVIDEND IMPACT

  Western Resources believes that the Offer is in the best interests of ADT Shareholders because, among other things, the Offer Consideration represents a premium to the closing price per Share on the last trading day prior to the public announcement of the Offer. In developing its belief that the Offer is in the best interests of ADT Shareholders, Western Resources possessed limited information with respect to the particular circumstances, from a tax standpoint, of individual ADT Shareholders. Western Resources therefore cannot make a conclusive determination as to the tax impact of the Offer and the Amalgamation on all ADT Shareholders. The following table shows the premium of the Offer Consideration over the closing per Share price on the NYSE on the last trading day immediately prior to the public announcement of the Offer.

                                                         ADT        PERCENT
                                        OFFER PRICE* SHARE PRICE DIFFERENTIAL**
                                        ------------ ----------- --------------
   December 17, 1996, the last trading
    day before the public announcement
    of the Offer......................     $22.50      $20.13         11.8%

--------

  * Assumes the Offer Consideration is $10.00 net in cash and $12.50 of Western Resources Common Stock per Share. On March 13, 1997, the last trading day before the date of this Proxy Statement, the closing price of Western Resources Common Stock was $30.125. If the Western Resources Average Price is less than $29.75, each Share will be exchanged for $10.00 net in cash and less than $12.50 in Western Resources Common Stock as set forth more fully below under "--The Exchange Ratio."
  ** Based on the closing prices of Western Resources Common Stock and Shares on the indicated date.

  In addition to the per Share premium, the Offer also provides ADT Shareholders with the opportunity to receive an ongoing current cash return on their ADT investment in the form of dividends on Western Resources Common Stock. Western Resources' current annual indicated dividend totals $2.10 per share of Western Resources Common Stock. Assuming that Western Resources' dividend remains at or above the level of its current annual indicated dividend, Western Resources presently expects that its dividend pay-out ratio will increase to approximately 100% in the first full year following completion of the Amalgamation and will decline to approximately 75% by the third year following the Amalgamation. Assuming completion of the Amalgamation and the KCPL Merger, Western Resources' forecasted dividend pay-out ratio will be approximately 120%, including transaction costs of the KCPL Merger charged to income following completion of the KCPL Merger, or 100%, excluding such transaction costs, in the first full year following the Amalgamation and will decline to approximately 80% by the third year following the Amalgamation. Over the past five years, Western Resources' dividend pay-out ratio has averaged approximately 77%.

  Western Resources expects that following completion of the Offer, the Amalgamation and the KCPL Merger its operating cash flows will exceed its earnings in the short-term due to amortization of goodwill, depreciation, non-recurring charges and one-time expenses related to such transactions. On a pro forma combined basis assuming completion of the Offer and the Amalgamation, pro forma combined earnings plus depreciation, amortization and restructuring and non-recurring charges for the year ended December 31, 1995 and the nine months ended September 30, 1996 would have been approximately $463,000,000 and $438,000,000, respectively. On a pro forma combined basis assuming completion of the Offer and the Amalgamation, approximately 120,000,000 shares of Western Resources Common Stock would have been outstanding during the year ended December 31, 1995 and the nine months ended September 30, 1996, in which case the total amount of cash required to pay Western Resources' annual indicated dividend of $2.10 would have been approximately $252,000,000 and $189,000,000 for the twelve and nine months, respectively.

  On a pro forma combined basis assuming completion of the Offer, the Amalgamation and the KCPL Merger, pro forma combined earnings plus depreciation, amortization and restructuring and non-recurring charges for the year ended December 31, 1995 and the nine months ended September 30, 1996 would have been approximately $691,000,000 and $609,000,000, respectively. On a pro forma combined basis assuming completion of the Offer, the Amalgamation and the KCPL Merger, approximately 190,000,000 shares of Western Resources Common Stock would have been outstanding during the year ended December 31, 1995 and the nine months ended September 30, 1996, in which case the total amount of cash required to pay Western Resources' annual indicated dividend of $2.10 would have been approximately $400,000,000 and $300,000,000 for the twelve and nine months, respectively.

  The historical pro forma combined earnings plus depreciation, amortization and restructuring and non-recurring charges should not be considered an accurate estimate of future pro forma combined operating cash flows. Historical pro forma combined earnings plus depreciation, amortization and restructuring and non-recurring charges do not include, among other things, the effects of synergies and cost savings that Western Resources believes will result from the Offer, the Amalgamation and the KCPL Merger.

  Based on publicly available information, on a pro forma combined basis assuming completion of the Offer and the Amalgamation, pro forma combined capital expenditures for the year ended December 31, 1995 (excluding the effects of the ASH Transaction) and the nine months ended September 30, 1996, respectively, would have been approximately $502,000,000 and $385,000,000. Based on publicly available information, on a pro forma combined basis assuming completion of the Offer, the Amalgamation and the KCPL Merger, pro forma combined capital expenditures for the year ended December 31, 1995 (excluding the effects of the ASH Transaction) and the nine months ended September 30, 1996, respectively, would have been approximately $636,000,000 and $462,000,000.

  Historical pro forma combined capital expenditures do not necessarily reflect future pro forma combined capital expenditure requirements. Given the discretionary nature of many of such capital expenditures, the timing and annual amount of future pro forma combined capital expenditures can be controlled. Furthermore, such historical pro forma combined capital expenditures include capital expenditures for the natural gas operations that Western Resources plans to contribute to ONEOK and for ADT's U.S. auto auction business which is expected to be sold, which in the year ended December 31, 1995 were approximately $54,000,000 and $32,000,000, respectively. As a result of such proposed contribution and sale, capital expenditures for such operations are not expected to be included in future pro forma combined capital expenditures. Western Resources expects that it will fund future pro forma combined capital expenditures out of remaining available cash flow after dividend payments and, to the extent from time to time required, through external financing. There can be no assurance as to the amount of available future external financing or the associated cost.

  In the future, the Western Resources Board will set annual dividend payments at amounts which are determined to be reasonable and consistent with Western Resources' long-term strategy. However, there can be no assurance that Western Resources will maintain its past practice with respect to the payment of dividends since the declaration of future dividends will depend upon Western Resources' future earnings, cash flows, the financial condition of Western Resources and other factors.

THE EXCHANGE RATIO

  The per Share price premium which ADT Shareholders will receive in the Offer, and the dividend which ADT Shareholders will receive as holders of Western Resources Common Stock, will depend on the Exchange Ratio at the time of consummation of the Offer. Such Exchange Ratio will be determined based on the Western Resources Average Price; provided that the Exchange Ratio will not be more than 0.42017 shares of Western Resources Common Stock per Share. The amount of cash provided in the Offer will be $10.00 net per Share, regardless of the level of the Exchange Ratio. Pursuant to the Offer, each Share will be exchanged for $10.00 net in cash and $12.50 of Western Resources Common Stock as long as the Western Resources Average Price is $29.75 or higher. If the Western Resources Average Price is less than $29.75, then each Share will be exchanged for $10.00 net in cash and less than $12.50 of Western Resources Common Stock.

  The following chart sets forth a range of possible Western Resources Average Prices and the corresponding (i) Exchange Ratio, (ii) the dollar value of the Stock Consideration to be received per Share, (iii) the dollar value of the Cash Consideration to be received per Share, (iv) the total dollar value of the Offer Consideration to be received per Share, and (v) Share price premium over the closing Share price on the last trading day prior to the public announcement of the Offer. The Western Resources Average Prices set forth below are for illustrative purposes only and are not intended to be an exhaustive list of Western Resources Average Prices. There can be no assurance that the actual Western Resources Average Price will be in the range set forth below.

                                                                               PREMIUM
                                                                                TO ADT
                WESTERN                                                      SHAREHOLDERS
               RESOURCES            VALUE OF                   TOTAL VALUE    (DECEMBER
                AVERAGE  EXCHANGE     STOCK     VALUE OF CASH   OF OFFER       17, 1996
                 PRICE    RATIO   CONSIDERATION CONSIDERATION CONSIDERATION CLOSING PRICE)
               --------- -------- ------------- ------------- ------------- --------------
                $25.00   0.42017     $10.50        $10.00        $20.50           1.9%
                 25.50   0.42017      10.71         10.00         20.71           2.9%
                 26.00   0.42017      10.92         10.00         20.92           4.0%
                 26.50   0.42017      11.13         10.00         21.13           5.0%
                 27.00   0.42017      11.34         10.00         21.34           6.0%
                 27.50   0.42017      11.55         10.00         21.55           7.1%
                 28.00   0.42017      11.76         10.00         21.76           8.1%
                 28.50   0.42017      11.97         10.00         21.97           9.2%
                 29.00   0.42017      12.18         10.00         22.18          10.2%
       Collar    29.50   0.42017      12.39         10.00         22.39          11.3%
      ------------------------------------------------------------------------------------
                 29.75   0.42017      12.50         10.00         22.50          11.8%
                 30.00   0.41667      12.50         10.00         22.50          11.8%
                 30.50   0.40984      12.50         10.00         22.50          11.8%
                 31.00   0.40323      12.50         10.00         22.50          11.8%
                 31.50   0.39683      12.50         10.00         22.50          11.8%
                 32.00   0.39063      12.50         10.00         22.50          11.8%
                 32.50   0.38462      12.50         10.00         22.50          11.8%
                 33.00   0.37879      12.50         10.00         22.50          11.8%
                 33.50   0.37313      12.50         10.00         22.50          11.8%
                 34.00   0.36765      12.50         10.00         22.50          11.8%
                 34.50   0.36232      12.50         10.00         22.50          11.8%
                 35.00   0.35714      12.50         10.00         22.50          11.8%

CERTAIN CONDITIONS OF THE OFFER

  Western Resources' obligation to exchange the Offer Consideration for Shares pursuant to the Offer will be conditioned upon, among other things, the satisfaction or, where applicable, waiver of the following conditions: (i) there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares which, together with Shares owned by Western Resources and its affiliates, will constitute at least a majority of the total number of outstanding Shares on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for Shares had been so converted, exercised or exchanged) as of the date the Shares are accepted for exchange by Western Resources pursuant to the Offer (the "Minimum Tender Condition"), (ii) approval of the issuance of shares of Western Resources Common Stock in connection with the

Offer and the Amalgamation and approval of an amendment to the Amended and Restated Articles of Incorporation of Western Resources to increase the number of shares of Western Resources Common Stock authorized for issuance by the holders (voting as a single class) of a majority of the shares of Western Resources Common Stock and Western Resources preferred stock outstanding on the applicable record date (the "Western Resources Shareholder Approval Condition"), (iii) the approval by a majority of those Shares voted at the ADT Special Meeting of the Western Resources Proposals (the "ADT Shareholder Approval Condition"), (iv) the ADT Board having redeemed the Rights or amended the Rights Agreement so that the Rights are inapplicable to the acquisition of Shares pursuant to the Offer, or Western Resources being otherwise satisfied in its reasonable discretion that the Rights are invalid or are not applicable to the acquisition of Shares pursuant to the Offer (the "Rights Plan Condition"), (v) Western Resources and Westar Capital being satisfied, in their reasonable discretion, that the provisions of Bye-Law 104 and Bye-Law 46 of the ADT Bye-Laws do not and will not apply to Western Resources, Westar Capital or the acquisition of Shares pursuant to the Offer so as (A) to require Western Resources or Westar Capital to comply with the provisions of Bye-Law 104 of the ADT Bye-Laws or (B) to prevent Western Resources, Westar Capital or any of their affiliates from voting Shares owned by any of them at any time (the "ADT Bye-Law Condition"), (vi) the receipt by Westar Capital of a final judgment from a court of competent jurisdiction declaring the Republic Warrant invalid or the expiration of the Republic Warrant prior to the Expiration Date without having been exercised (the "Republic Warrant Condition"), and (vii) all regulatory approvals required to consummate the Offer having been obtained and remaining in full force and effect, all statutory waiting periods in respect thereof having expired and no such approval containing any conditions or restrictions which the Western Resources Board of Directors (the "Western Resources Board") determines will or could be expected to materially impair the strategic and financial benefits expected to result from the Offer (the "Regulatory Approval Condition"). For a complete discussion of the conditions of the Offer, see "The Offer--Conditions of the Offer" in the Prospectus.

TIMING OF THE OFFER

  The Offer is currently scheduled to expire on April 15, 1997; however, it is Western Resources' current intention to extend the Offer from time to time as necessary until all conditions to the Offer have been satisfied or waived. Western Resources expects that the Western Resources Shareholder Approval Condition will be satisfied on or about April 24 , 1997, the date on which it plans to call a special meeting of its shareholders (the "Western Resources Special Meeting") to approve the issuance of shares of Western Resources Common Stock in connection with the Offer and the Amalgamation and to approve an amendment to the Western Resources Articles to increase the number of shares of Western Resources Common Stock authorized for issuance. ADT has notified ADT Shareholders that it plans to convene the ADT Special Meeting on July 8, 1997. Westar Capital is seeking to enjoin ADT's attempt to delay the ADT Special Meeting and has requested that the Court (as defined herein) compel the ADT Board to convene the ADT Special Meeting on a date 30 days subsequent to the date this Proxy Statement is first distributed to ADT Shareholders. Western Resources currently anticipates that all of the conditions to the Offer (other than the ADT Shareholder Approval Condition, the Rights Plan Condition and the ADT Bye-Law Condition) will be satisfied by the date of the ADT Special Meeting. Western Resources currently anticipates that the ADT Shareholder Approval Condition will be satisfied at the ADT Special Meeting and that the Rights Plan Condition and the ADT Bye-Law Condition will be satisfied as soon as practicable thereafter. See "Litigation."

THE RIGHTS AGREEMENT

  The Offer is conditioned upon, among other things, the satisfaction of the Rights Plan Condition. The Rights Plan Condition may be satisfied in several ways, including the following: (i) the current ADT Board may (a) redeem the Rights or (b) amend the Rights Agreement (x) so that the Rights would not be triggered by the Offer and the Amalgamation or (y) to eliminate the effects of the Rights Agreement Amendments so that, following the satisfaction of the ADT Shareholder Approval Condition, the newly elected ADT Board may, subject to its fiduciary obligations, take such actions as may be necessary with respect to the Rights so that they would not be triggered by the Offer and the Amalgamation, (ii) Western Resources may be successful in its litigation seeking, among other things, the invalidation of the Rights or an injunction requiring the ADT Board to redeem the Rights, or (iii) Western Resources may be successful in its litigation seeking invalidation of the Rights

Agreement Amendments and, following satisfaction of the ADT Shareholder Approval Condition, the newly elected ADT Board may, subject to its fiduciary obligations, take such actions as may be necessary with respect to the Rights so that they would not be triggered by the Offer and the Amalgamation. See "Litigation."

  Western Resources believes that the Rights Agreement Amendments are illegal under Bermuda law and that the Court will find such amendments invalid. Western Resources has requested that the Court grant judicial relief with respect to the Rights Agreement Amendments prior to the ADT Special Meeting. If such relief has not been granted prior to the date of the ADT Special Meeting, it is possible that the Western Resources Nominees, once elected, would be unable to redeem the Rights or amend the Rights Agreement. In this circumstance, the Rights Plan Condition may not be capable of satisfaction and the Offer may not be consummated.

  Set forth below is certain additional information concerning the Rights.

  On November 4, 1996, the ADT Board declared a dividend of one Series A First Preference Share Purchase Right for each Share in issue at the close of business on November 15, 1996 and the issuance of one Right with respect to each Share issued after such date but prior to the Distribution Date (as defined below).

  The terms of the Rights are set forth in the Rights Agreement. The following description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is further described and filed as an exhibit to the ADT Form 8-A.

  After the Distribution Date, each Right entitles the holder thereof to purchase from ADT one hundredth of a Series A First Preference Share at a price of $90 (the "Purchase Price"), subject to adjustment for dilution. The Rights are not exercisable and will not separate from the Shares until the distribution date (the "Distribution Date") which occurs on the earlier to occur of (i) the close of business on the tenth day (or such later date as may be designated by a majority of the Continuing Directors (as defined below)) following the date of the first public announcement that a person (other than certain persons described below) has become the beneficial owner of 15% or more of the Shares then issued and outstanding (an "Acquiring Person") (such date of public announcement being a "Share Acquisition Date") or (ii) the close of business on the tenth business day (or such later date as may be designated by a majority of the Continuing Directors) following the commencement of a tender or exchange offer which would result in the person making the tender or exchange offer becoming an Acquiring Person. None of ADT, a subsidiary of ADT, an employee benefit plan of ADT or of any of its subsidiaries or any person organized, appointed or established by ADT or any of its subsidiaries for or pursuant to such a plan may be considered an Acquiring Person. In addition, a person (together with its affiliates and associates) (a "Grandfathered Person") owning 15% or more of the issued and outstanding Shares (such person's share percentage being a "Grandfathered Percentage") is not an Acquiring Person if such person acquired its Shares prior to 5:00 p.m., Eastern time, on November 4, 1996, provided that such Grandfathered Person will become an Acquiring Person if its Grandfathered Percentage increases. Under this formulation, each of Western Resources and Westar Capital is a "Grandfathered Person."

  A "Continuing Director" was originally defined under the Rights Agreement to be any member of the ADT Board who, while such person is a member of the ADT Board, is not an Acquiring Person (or an affiliate or associate thereof) or a representative or nominee of an Acquiring Person or of any such affiliate or associate and either (i) was a member of the ADT Board immediately prior to the time any person becomes an Acquiring Person or (ii) subsequently becomes a member of the ADT Board, if such person's nomination for election or election to the ADT Board is recommended or approved by a majority of the Continuing Directors.

  The Rights Agreement Amendments change the "Continuing Directors" definition under the Rights Agreement to exclude any person elected to the ADT Board as a result of a proxy solicitation or similar shareholder initiative.

  After any person becomes an Acquiring Person, each Right (other than Rights beneficially owned by an Acquiring Person and its affiliates and associates, or transferees thereof) will entitle the holder thereof to purchase, for the Purchase Price, Shares having a market value equal to twice the Purchase Price.

  In the event that, after a Share Acquisition Date, (i) ADT consolidates, amalgamates, or otherwise combines with any other person and ADT is either not the continuing or surviving corporation or the Shares are changed or exchanged or (ii) ADT or one of its subsidiaries sell, or otherwise transfer, assets or earning power aggregating more than 50% of the assets or earning power of ADT and its subsidiaries taken as a whole, each Right will entitle the holder thereof to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale having a market value equal to twice the Purchase Price.

  The Rights may be redeemed at a redemption price of $.01 per Right at any time prior to the earlier of (i) the close of business on the tenth day following the Share Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable) and (ii) November 14, 2005. If the Rights are to be redeemed on or after the Share Acquisition Date after there has been a change in the majority of the directors on the ADT Board as a result of a proxy or consent solicitation and a participant in such solicitation has stated that such person intends to take, or may consider taking, any action which would result in such person becoming an Acquiring Person or would result in the occurrence of any of the events specified in the immediately preceding paragraph, a majority of the Continuing Directors will be required to authorize such redemption.

  The Rights Agreement may be amended in any respect prior to the Distribution Date. After the Distribution Date, the Rights Agreement may be amended in certain respects, if such amendments would not adversely affect the interest of the holders of Rights (other than the Acquiring Person and any of its affiliates or associates). After an Acquiring Person has become such, to be effective, any amendment must be approved by a majority of the Continuing Directors.

  Unless previously redeemed in accordance with terms of its Agreement, the Rights will expire on November 14, 2005.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group of persons that attempts to acquire ADT in a manner which causes the Rights to become exercisable.

ADT BYE-LAWS AND THE UNITED KINGDOM CITY CODE PROVISIONS

  Following their election, the Western Resources Nominees do not currently intend to serve notice pursuant to Bye-Law 104 or 46 of the ADT Bye-Laws ("Bye-Law 104" and "Bye-Law 46," respectively) upon Western Resources or any affiliate of Western Resources who, following consummation of the Offer, owns 30% or more of the Shares. Thus, in the event that the Western Resources Nominees are elected at the ADT Special Meeting, Western Resources believes that Bye-Law 104 and Bye-Law 46 should not apply to Western Resources or its affiliates and that the ADT Bye-Law Condition should, therefore, be satisfied.

ADT Bye-Law 104

  Pursuant to Bye-Law 104(1)(A) of the ADT Bye-Laws, where any person is or becomes "interested" in Shares, whether as a result of one transaction or a series of transactions, in circumstances in which such person would be obligated to make an offer to shareholders of ADT or to the holders of every class of securities convertible into, or of rights to subscribe for, share capital of ADT under the Rules of the City Code on Take-overs and Mergers of the United Kingdom of Great Britain and Northern Ireland, as amended (the "City Code"), the ADT Board may require such person to make an offer under the City Code as if the City Code applied to ADT, but so references in the City Code to the "Panel" are construed as if they were references to the ADT Board. Rule 9 of the City Code, as it is applied by the ADT Bye-Laws, provides that, except with the consent of the ADT Board, when any person (and persons acting "in concert" with such person) acquires shares which carry 30% or more of the voting rights of a company, such person must make an offer for all shares of that class (whether voting or non-voting). The offer must be for cash or offer a cash alternative, in each case at not less than the highest price paid (in cash or otherwise) for shares of the same class by the offeror, or anyone acting in concert with the offeror, during the offer period and within the 12 months prior to commencement of the offer.

  Pursuant to Bye-Law 104(3) of the ADT Bye-Laws, where any person is interested, whether as a result of a series of transactions over a period of time or not, in 30% or more of the outstanding Shares, the ADT Board may demand that a cash offer for all of the outstanding voting or nonvoting securities of ADT be made if the ADT Board determines that an offer pursuant to Bye-Law 104(1)(A) of the ADT Bye-Laws is not expedient or if a person required to make such an offer fails to do so. Pursuant to Bye-Law 104(4) of the ADT Bye-Laws, if the ADT Board serves a notice under Bye-Law 104(3) of the ADT Bye-Laws, the ADT Board may also require that the offeror offer to purchase securities of ADT convertible into voting or non-voting shares of ADT on terms considered "fair and reasonable" by the ADT Board in its sole discretion. Such offer must be made within 30 days of the demand.

  Unless the ADT Board otherwise agrees, an offer for each class of ADT capital stock under Bye-Laws 104(3) and 104(4) of the ADT Bye-Laws must be for cash or must offer a cash alternative at not less than the highest price paid by the offeror or any person acting in concert with it for shares of such class within the preceding 12 months. Such offer must remain open for at least 14 days after the date on which it becomes unconditional as to acceptances, and in the case of an offer under Bye-Law 104(3), must provide that all shares will be purchased within 21 days of the offer becoming unconditional in all respects.

ADT Bye-Law 46

  Subject to any rights or restrictions attached to any class of capital stock of ADT, at any meeting of ADT, an ADT Shareholder present in person or by proxy is entitled, on a poll, to one vote for each Share held by such ADT Shareholder. Pursuant to Bye-Law 46 of the ADT Bye-Laws, an ADT Shareholder is not entitled (except as a proxy for another ADT Shareholder) to be present or to vote at any meeting if such ADT Shareholder received a notice under Bye-Law 104 of the ADT Bye-Laws stating that upon failure to make an offer pursuant to Bye-Law 104 of the ADT Bye-Laws before a period of not less than 28 days from the date of service of such notice the ADT Shareholder would not be entitled to vote and the ADT Shareholder upon whom such notice was served (i) fails to make such an offer within the period so specified, or (ii) having made such an offer or acquired shares of ADT in contravention of a notice served under Bye-Law 104 of the ADT Bye-Laws, fails to remedy such noncompliance.

  Neither Western Resources nor any of its subsidiaries are presently "interested" in 30% or more of the outstanding Shares of ADT. Therefore, the provisions of Bye-Law 104 do not presently apply to Western Resources or its subsidiaries. If elected, the Western Resources Nominees intend to take all actions necessary and desirable to facilitate consummation of the Offer and the Amalgamation, including, among other things, not invoking the provisions of Bye-Law 104 or Bye-Law 46 of the ADT Bye-Laws in connection with the acquisition of Shares by Western Resources pursuant to the Offer or otherwise.

  The foregoing does not purport to be a complete description of Bye-Law 104 or Bye-Law 46 of the ADT Bye-Laws. ADT Shareholders are urged to, and should, read Bye-Law 104 and Bye-Law 46 of the ADT Bye-Laws, copies of which are included herein as Schedules E and F, respectively.

  If the Offer is consummated, Western Resources and its affiliates will own a majority of the outstanding Shares. Accordingly, Western Resources and its affiliates will at such time have sufficient voting power in ADT to approve the Bye-Law Amendment and the Amalgamation Agreement independently of the vote of any other ADT Shareholders. Western Resources presently intends to vote any and all Shares then owned by Western Resources and its affiliates to approve such proposals.

  The Amalgamation will be subject to certain conditions, including the consent of the Minister of Finance of Bermuda (the "Minister of Finance"). The Western Resources Nominees are committed, subject to the exercise of their fiduciary duties, as soon as practicable following the exchange of Shares by Western Resources pursuant to the Offer, to causing all necessary actions to be taken to seek the consent of the Minister of Finance to the Amalgamation. Western Resources has no reason to believe that the Minister of Finance will not grant approval for the Amalgamation; however, there can be no assurance that the Minister of Finance would grant his consent to the Amalgamation. An adverse decision by the Minister of Finance may not be subject to appeal or review in any court. Western Resources also presently intends to condition the Amalgamation upon holders of not more than 5% of the outstanding Shares at the effective time of the Amalgamation perfecting appraisal rights with respect to the Amalgamation pursuant to Section 106(6) of the Companies Act. See "Absence of Appraisal Rights."

            VOTING SECURITIES OF ADT AND PRINCIPAL HOLDERS THEREOF

  Each Share is entitled to one vote upon each matter presented at the ADT Special Meeting. The ADT Proxy Statement (as defined herein) states that, as of February 28, 1997, there were 141,688,697 Shares outstanding, including 3,182,787 which are owned by a subsidiary of ADT.

  The following table and notes thereto, which, other than information regarding Westar Capital and with respect to the Republic Warrant (as defined below), are reproduced from the ADT Proxy Statement, set forth certain information with respect to beneficial ownership of Shares (i) as of December 31, 1996 by FMR Corp., and (ii) as of February 28, 1997, by (a) all directors of ADT, (b) the named directors and officers of ADT, including three executive officers of subsidiaries of ADT and (c) all directors and executive officers of ADT as a group. The following table also sets forth certain information with respect to beneficial ownership of Shares by Westar Capital as of the date of this Proxy Statement. An asterisk indicates ownership of less than one percent of outstanding Shares.

                                                     NUMBER OF
           NAME OF BENEFICIAL OWNER             SHARES BENEFICIALLY PERCENT OF
             OR IDENTITY OF GROUP                  OWNED (1)(2)     CLASS (3)
           ------------------------             ------------------- ----------
Westar Capital, Inc. (4).......................     38,287,111         27.0%
818 S. Kansas Avenue
Topeka, Kansas 66612
FMR Corp. (5) .................................      8,416,744          5.9%
82 Devonshire Street
Boston, Massachusetts 02109
M.A. Ashcroft (5)..............................     11,075,718          7.5%
J.E. Danneberg.................................            102            *
R.A. Gross.....................................          2,000            *
A.B. Henderson.................................            621            *
R.G. Lakey.....................................              0            *
J.S. Pasman, Jr................................          2,000            *
M.J. Richardson................................        282,837            *
S.J. Ruzika....................................      1,157,405            *
W.P. Slusser...................................          2,800            *
W.W. Stinson...................................          3,010            *
R.S. Troubh....................................          2,500            *
All directors and executive officers as a
 group, 11 persons.............................     12,528,993          8.4%

--------

 (1) Includes Shares which may be acquired upon exercise of the following number of options to purchase Shares from ADT exercisable on or within 60 days of February 28, 1997, held by the following persons: M.A. Ashcroft, 9,700,000; R.A. Gross, nil; R.G. Lakey, nil; M.J. Richardson, 270,000 and S.J. Ruzika, 1,141,663.

 (2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any Shares which such person has the right to acquire on or within 60 days after February 28, 1997. For purposes of computing the percentage of outstanding Shares held by each person or group of persons named above, any security which such person or persons has or have the right to acquire on or within 60 days after February 28, 1997 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (3) Based upon Shares outstanding on February 28, 1997, but excluding 3,182,787 Shares owned by a subsidiary of ADT.

 (4) Includes 500 LYONs, each of which is exchangeable for 28.23 Shares. In connection with the Republic Transaction (as defined herein), ADT granted to Republic a warrant to purchase 15 million Shares at a purchase price of $20 per Share, subject to adjustment (the "Republic Warrant"). See "Background of the Solicitation." Western Resources has commenced litigation challenging the validity of the Republic Warrant. See "Litigation." If the Shares issuable upon the exercise of the Republic Warrant are included for purposes of calculating beneficial ownership, the number of Shares beneficially owned by Westar Capital would constitute approximately 24.5% of the outstanding Shares.

 (5) ADT has received an Amendment No. 4 to Schedule 13G, dated February 14, 1997, filed with the Commission in respect of ownership of 8,416,744 of Shares at December 31, 1996 by accounts under the discretionary investment management of its wholly owned subsidiaries, Fidelity Management Research Company and Fidelity Management Trust Company. As of December 31, 1996, FMR exercised sole voting power with respect to 112,714 Shares and sole dispositive power with respect to 8,416,744 Shares. ADT has not attempted to independently verify any of the information contained in the Schedule 13G.

 (6) The number of Shares beneficially owned by Mr. Ashcroft includes 718 Shares owned by Mr. Ashcroft's wife. If the Republic Warrant is not declared invalid and the 15 million Shares are issued upon the exercise of the Republic Warrant, Mr. Ashcroft may be deemed the beneficial owner of the additional 15 million Shares as Mr. Ashcroft, as Chairman of the ADT Board, would hold the proxy for such Shares for a period of two years or until such time as the Shares were transferred by Republic to a third party. In the event that Mr. Ashcroft is deemed to be the beneficial owner of the additional 15 million Shares upon the exercise of the Republic Warrant, the number of Shares beneficially owned by Mr. Ashcroft would constitute approximately 18.4% of the outstanding Shares.

            CERTAIN INFORMATION REGARDING WESTERN RESOURCES AND ADT

WESTERN RESOURCES

  Western Resources and its divisions and wholly owned subsidiaries include KPL, a rate-regulated electric and gas division of Western Resources ("KPL"), Kansas Gas and Electric Company ("KGE"), a rate-regulated utility and wholly owned subsidiary of Western Resources, Westar Capital, Westar Security, Westar Energy, Inc., The Wing Group, Ltd., non-utility subsidiaries, and Mid-Continent Market Center, Inc., a regulated gas transmission service provider ("MCMC"). KGE owns 47% of Wolf Creek Nuclear Operating Corporation ("WCNOC"), the operating company for the Wolf Creek Generating Station ("Wolf Creek"). Western Resources' non-utility subsidiaries market natural gas primarily to large commercial and industrial customers, provide electronic security services, engage in international large power project development and provide other energy-related products and services.

  Western Resources is engaged principally in the production, purchase, transmission, distribution and sale of electricity and the delivery and sale of natural gas. Western Resources serves approximately 606,000 electric customers in eastern and central Kansas and approximately 650,000 natural gas customers in Kansas and northeastern Oklahoma. On December 12, 1996, Western Resources and ONEOK, Inc. ("ONEOK") announced a proposed strategic alliance pursuant to which Western Resources will contribute its regulated local natural gas distribution operations, MCMC and Westar Gas Marketing, Inc. ("Westar Gas Marketing"), and will become the largest shareholder of ONEOK. See "Recent Developments."

  Westar Capital is a private investment company, wholly owned by Western Resources, with investments in energy-related and technology-oriented businesses. Westar Capital owns 38,287,111 Shares, or approximately 27% of the outstanding Shares, including 14,115 Shares issuable upon exchange of 500 LYONs, which are exchangeable for Shares at a rate of 28.23 Shares per LYON.

  Westar Security, which has been operated by Western Resources since December 1995, is a rapidly growing electronic security services business with over 400,000 customer accounts. On December 31, 1996, Western Resources acquired all of the assets of Westinghouse Security, a national security system monitoring company and a subsidiary of Westinghouse. Westar Security is now the third-largest monitored security company in the United States, with offices in many major U.S. markets and direct access to customers in 44 states. See "Recent Developments."

  Kansas City Power & Light Company, a Missouri corporation ("KCPL") is a public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 430,000 customers in western Missouri and eastern Kansas. On July 8, 1996, Western Resources made an offer to the shareholders of KCPL to exchange each outstanding share of common stock, no par value per share, of KCPL ("KCPL Common Stock") for $31.00 of Western Resources Common Stock, subject to adjustment. On February 7, 1997, Western Resources terminated the KCPL Offer and announced that it had entered into a merger agreement with KCPL (the "KCPL Merger Agreement") pursuant to which KCPL will merge with and into Western Resources (the "KCPL Merger"). For further details concerning, and recent developments with respect to, the KCPL Merger, see "The KCPL Merger."

  Western Resources was incorporated under the laws of the State of Kansas in 1924. Western Resources' corporate headquarters is located at 818 S. Kansas Avenue, Topeka, Kansas 66612, and its telephone number is (913) 575-6300. Westar Capital's corporate headquarters is located at 818 S. Kansas Avenue, Topeka, Kansas 66612, and its telephone number is (913) 575-6300.

ADT

  The following information concerning ADT is excerpted from ADT's Annual Report on Form 10-K for the period ended December 31, 1995 and other publicly available information:

  ADT was incorporated in Bermuda on September 28, 1984, under the name Hawley Group Limited, and is an exempted company limited by shares, with its registered office at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda. The executive office of the subsidiary which supervises ADT's North American activities is located in the United States at 1750 Clint Moore Road, Boca Raton, Florida 33431, and its telephone number is (561) 988-3600.

  ADT is currently engaged in two service businesses: electronic security services in North America and Europe and vehicle auction and related services in the United States. ADT is the largest provider of electronic security services in North America and the largest provider in the United Kingdom, providing continuous monitoring of commercial and residential security systems for 1.6 million customers. ADT is also the second largest provider of vehicle remarketing services in the United States, operating a network of 28 vehicle auction centers.

  ADT's principal activities in the electronic security services businesses are the electronic monitoring of its installed base of security systems and the installation of new, monitored security systems to add to its installed base. Monitored systems may be sold or, as is most often the case, ADT may retain ownership of installed systems. ADT receives contractual recurring fees for monitoring security systems through its electronic monitoring centers and for maintenance of security systems installed at customer premises and other related services. ADT sells, installs and maintains monitored security systems, integrated electronic security systems and other electronic security products for additional fees. In 1995, approximately 60% of ADT's total electronic security services revenues in North America and Europe were derived from contractually recurring fees for electronic monitoring and maintenance of security systems installed at customer premises and other related services. The remainder of ADT's security revenues were derived from the sale and installation of security systems, the installation of security systems in accordance with a monitoring service agreement and the maintenance of security systems on a non-contractual basis.

  In September 1996, ADT acquired the entire equity interest in Automated Security (Holdings) PLC, a United Kingdom company ("ASH"). ASH is engaged in the provision of electronic security services in North America and Europe. Under the terms of the transaction (the "ASH Transaction"), shareholders of ASH received three Shares for every ninety-two ordinary shares of ASH and two Shares for every thirty-one 5% convertible cumulative redeemable preference shares and 6% convertible cumulative redeemable preference shares of ASH. The total consideration paid by ADT in the ASH Transaction consisted of 7,034,940 Shares and ADT accounted for the ASH Transaction as a pooling of interests.

  In a press release issued by ADT on November 6, 1996, ADT announced its intention to sell its United States vehicle auction business. ADT's vehicle auction business operates a network of large modern auction centers which provide an organized wholesale marketplace for the sale and purchase of used vehicles. Principal sellers, or consignors, include new and used vehicle dealers, vehicle manufacturers, fleet operators, leasing companies, financial institutions and government agencies. Principal purchasers include franchise and non-franchise vehicle dealers and distributors who acquire vehicles to sell in the retail market.

  Western Resources and ADT are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Western Resources and ADT with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the public reference facilities in the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of information may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Western Resources Common Stock and the Shares are listed and traded on the NYSE. The Shares are also listed and traded on the London Stock Exchange, the Frankfurt Stock Exchange and the Bermuda Stock Exchange. Reports, proxy statements and other information filed by Western Resources and ADT with the Commission may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  Pursuant to Rule 409 promulgated under the Securities Act of 1933, as amended, and Rule 12b-21 promulgated under the Exchange Act, Western Resources has requested that ADT and its independent public accountants, Coopers & Lybrand, L.L.P., provide to Western Resources the information required for complete disclosure concerning the business, operations, financial condition and management of ADT. Neither ADT nor Coopers & Lybrand, L.L.P. has yet provided any information in response to such request. Western Resources will provide any and all information which it receives from ADT or Coopers & Lybrand, L.L.P. prior to the ADT Special Meeting and which Western Resources deems material, reliable and appropriate in a subsequently prepared supplement hereto.

                        BACKGROUND OF THE SOLICITATION

  Following Western Resources' acquisition of Shares from Laidlaw (as described below), ADT advised Western Resources that it was not interested in pursuing a joint marketing relationship or any other type of business arrangement with Western Resources despite the fact that Western Resources believes that such a relationship could maximize ADT's potential both in its existing security business and in the emerging market of deregulated retail energy distribution. After careful study and consideration, Western Resources believes that the potential benefits to ADT, Western Resources and the companies' respective shareholders can be best realized through a combination of Western Resources and ADT, and has, therefore, decided to proceed with the Offer.

  On December 21, 1995, Western Resources entered into a stock purchase agreement (the "Laidlaw Agreement") with Laidlaw Transportation, Inc. ("Laidlaw"), and Laidlaw, Inc., pursuant to which Westar Capital subsequently purchased a total of 30,800,000 Shares, on or prior to March 18, 1996, from Laidlaw at an average price of $14.40 per Share. Since March 18, 1996, from time to time, Westar Capital has purchased Shares in the open market at prevailing market prices. Westar Capital owns 38,287,111 Shares, or approximately 27% of the outstanding Shares, including 14,115 Shares issuable upon exchange of 500 LYONs, each of which is exchangeable for Shares at a rate of 28.23 Shares per LYON. Also on December 21, 1995, Mr. John E. Hayes, Jr., Chairman of the Board and Chief Executive Officer of Western Resources, delivered a letter to Mr. Michael A. Ashcroft, Chairman of the Board, President and Chief Executive Officer of ADT, informing Mr. Ashcroft of the Laidlaw Agreement.

  During January and February, 1996, conversations took place between Mr. Hayes and Mr. Ashcroft and various representatives of the respective companies. Messrs. Hayes and Ashcroft scheduled a meeting in Topeka, Kansas for March 13, 1996. On March 11, 1996, Mr. Hayes delivered a letter to Mr. Ashcroft discussing Western Resources' proposed joint marketing efforts with ADT. On March 13, 1996, Messrs. Hayes and Ashcroft held a meeting but failed to reach any agreement concerning Western Resources' proposal. Later that month, Mr. Ashcroft informed Mr. Hayes that ADT was not interested in pursuing a joint marketing relationship with Western Resources.

  On July 1, 1996, ADT entered into an Agreement and Plan of Amalgamation (the "Republic Agreement") with Republic and Republic Sub Ltd., a newly created wholly owned subsidiary of Republic ("Republic Sub"). Pursuant to the terms of the Republic Agreement, Republic Sub was to be amalgamated with and into ADT, with the amalgamated company operating under the name of ADT (the "Republic Transaction"). The terms of the Republic Agreement contemplated that ADT Shareholders would receive .92857 shares of Republic common stock in exchange for each Share. The Republic Transaction was conditioned upon, among other things, receipt by ADT of a fairness opinion from its financial advisor at a later date (which fairness opinion was never obtained). Based on the $26.75 closing price per share of Republic common stock on July 1, 1996, each Share would have been exchangeable for approximately $24.84 worth of Republic common stock, representing a premium of 31% to the closing price per Share of $19.00 on June 28, 1996, the last trading day prior to the public announcement of the Republic Transaction. Following the public announcement of the Republic Transaction, the closing price per share of Republic common stock fell as low as $20.75 per share. Based on a closing price of $20.75, each Share would have been exchangeable for approximately $19.27 worth of Republic common stock in the Republic Transaction, representing a premium of just 1% to the closing price per Share of $19.00 on June 28, 1996. On September 13, 1996, Westar Capital disclosed that it had determined to oppose the Republic Transaction. Based on the $28.81 closing price per share of Republic common stock on September 12, 1996, each Share would have been exchangeable for approximately $26.75 worth of Republic common stock, representing a premium of 41% to the closing price per Share of $19.00 on June 28, 1996. Western Resources believes that such significant fluctuations in the market price of Republic common stock (i.e., from $28.81 to $20.75 in the course of a three-month period) demonstrated volatility in Republic common stock (the consideration being offered in the Republic Transaction).

  Pursuant to the terms of the Republic Agreement, ADT granted to Republic a warrant to purchase 15 million Shares at a purchase price of $20 per Share, subject to adjustment. The Republic Warrant was to become exercisable for a period of six months following the termination of the Republic Agreement. On September 30, 1996, ADT and Republic jointly announced the termination of the Republic Agreement citing uncertainty attributable to market conditions, and amended the Republic Warrant to include certain restrictions on the issuance of Shares pursuant thereto and the transfer of such Shares by Republic to persons with interests in 10% or more of ADT. As described below, Western Resources has commenced litigation challenging the validity of the Republic Warrant. See "Litigation."

  On September 5, 1996, the waiting period expired with respect to Western Resources' filing under the HSR Act to acquire ownership of in excess of 25% (but less than 50%) of the outstanding Shares.

  On November 4, 1996, ADT declared a distribution of one Right for each outstanding Share, payable to holders of record as of the close of business on November 15, 1996, pursuant to the Rights Agreement. The Rights Agreement provides, among other things, that after certain persons acquire 15% or more (or, in certain limited situations, a greater percentage) of the issued and outstanding Shares, holders of Shares (other than such persons) will be entitled to purchase Shares at half of the current market value and that if, after such an acquisition, ADT is involved in an amalgamation, other business combination or certain sale transactions, holders of Shares (other than such persons) will be entitled to purchase either Shares or common stock of the other party to such transaction, at half of the current market value of such securities. See "The Offer--Conditions of the Offer--Rights Agreement" and "-- ADT Rights" in the Prospectus.

  On November 6, 1996, ADT announced its intention to sell its United States vehicle auction business.

  On December 17, 1996, the Western Resources Board met and determined to proceed with the Offer. On December 18, 1996, in the letter set forth below to Mr. Ashcroft, Mr. Hayes informed Mr. Ashcroft and the ADT Board of Western Resources' intention to pursue the Offer and the Amalgamation and encouraged Mr. Ashcroft and the ADT Board to meet with Western Resources to discuss the possibility of a mutually beneficial negotiated transaction.

                                              December 18, 1996

  Mr. Michael A. Ashcroft
  ADT Limited
  Cedar House
  41 Cedar Avenue
  Hamilton HM12
  Bermuda

  Dear Michael:

    We have demonstrated our belief in ADT's future by investing $589 million to purchase 27% of ADT's outstanding common shares, making us ADT's largest shareowner. In the past you and your board have advised us that you are not interested in discussing a business arrangement between our companies that could maximize ADT's potential, both in its existing security business and in the emerging market of deregulated retail energy distribution.

    Now, after careful study and consideration, we have determined that the potential benefits to ADT, Western Resources and ADT's other shareowners from a combination of Western Resources and ADT are simply too compelling to ignore. We firmly believe that this combination will provide significant benefits to our respective shareowners, customers and employees not available to either company on its own.

    We believe ADT's full potential can only be realized in a strategic business combination. In our proposed transaction, ADT shareowners will become a part of one of the most innovative and dynamic companies in the business of making people's lives safer and more comfortable. Our subsidiary, Westar Security, is one of the fastest growing security companies in the nation. Combined with ADT, the leading brand name in the security industry, Western Resources will serve the energy and security needs of customers across the country and around the world.

    Western Resources, therefore, will file with the Securities and Exchange Commission a preliminary prospectus for an offer by Western Resources to ADT shareowners. Under our proposed offer, ADT shareowners (other than Western Resources and its affiliates) will receive $7.50 net in cash and $15.00 of Western Resources common stock in exchange for each ADT common share, up to a maximum of 0.50420 shares of Western Resources common stock. Based upon the closing price of ADT common shares on December 17, 1996, our proposal represents a 12% premium above ADT's market price.

    In order to ensure ADT's other shareowners receive the chance to consider our proposal for themselves, we will also demand a special general meeting of ADT shareowners for the purposes of (i) removing the present members of the ADT board, (ii) reducing the number of seats on the ADT board from eight to two, and (iii) electing Western Resources' nominees to the ADT board. We will also file preliminary proxy materials relating to such special meeting. Once the Western Resources nominees are elected to the ADT board, Western Resources intends to consummate the exchange offer and a subsequent amalgamation pursuant to which Western Resources will acquire 100% of ADT's equity.

    We trust that you and the other members of ADT's board will consider the best interests of ADT's shareowners, customers and employees and agree to meet with us to achieve a mutually beneficial transaction that ensures that ADT executives and employees will enjoy exciting opportunities for career growth with the combined company. We are, however, committed to achieving the strategic benefits of a business combination of ADT and Western Resources and prepared to take all necessary steps to ensure that we and ADT's other shareowners have the opportunity to decide the future of our investment in ADT.

    I look forward to hearing from you soon.

                                              Sincerely,

                                              /s/ John Hayes

   On December 18, 1996, Western Resources also publicly announced its intention to commence the Offer and filed this Proxy Statement with the Commission for use in soliciting proxies from ADT Shareholders to approve the Western Resources Proposals at the ADT Special Meeting. On December 18, 1996, Westar Capital deposited the Requisition with ADT requiring the ADT Board to convene the ADT Special Meeting.

  On January 7, 1997, ADT announced that it had scheduled the ADT Special Meeting date for July 8, 1997. Westar Capital has commenced litigation challenging the July 8, 1997 meeting date. ADT also filed the ADT Proxy Statement with the Commission for use in soliciting proxies from ADT Shareholders for the ADT Special Meeting against the Western Resources Proposals.

  On January 23, 1997, the waiting period expired with respect to Western Resources' filing under the HSR Act to acquire ownership of up to 100% of the outstanding Shares.

  On March 3, 1997, the Western Resources Board met and determined to increase the Cash Consideration by 33% and to decrease the Stock Consideration by 20%. Also on March 3, 1997, Western Resources publicly announced its intention to sell ADT's auto auction business following consummation of the Amalgamation. In the letter set forth below to Mr. Ashcroft, Mr. Hayes informed Mr. Ashcroft of these developments.

                                              March 3, 1997

  Mr. Michael A. Ashcroft
  ADT Limited
  1750 Clint Moore Road
  Boca Raton, FL 33431

  Dear Michael,

    We continue to be disappointed by your unwillingness to meet with us to discuss a combination of Western Resources and ADT.

    Consistent with your publicly announced plan, Western Resources intends, upon completion of our offer, to sell ADT's auto auction business. It is our view that such a sale would generate proceeds of approximately $500 million (approximately $450 million on an after-tax basis). We are also aware, based on ADT's press release last week, that ADT will receive $77.5 million in additional cash in connection with the settlement of its lawsuit with Binder Hamlyn.

    As a result of these facts, Western Resources is increasing the cash component of our offer by 33%. Based on the terms of our revised offer, ADT shareowners (other than Western Resources and its affiliates) will receive $10.00 net in cash and $12.50 of Western Resources common stock in exchange for each ADT common share, up to a maximum of 0.42017 shares of Western Resources common stock.

    We continue to desire to meet with you so that we can discuss a mutually beneficial combination of Western Resources and ADT. As you are aware, our offer is based solely on publicly available information. Western Resources will continue to evaluate our offer in light of any new information that becomes available to us.

    To ensure that ADT's full potential is realized, we believe that it is imperative that we get together to discuss our offer. I look forward to hearing from you soon.

                                              Sincerely,

                                              /s/ John Hayes

  Also on March 3, 1997, ADT publicly announced the ADT Board's recommendation that ADT Shareholders reject the Offer, and that the ADT Board had resolved to effect the Rights Agreement Amendments. Such amendments prohibit persons elected to the ADT Board as a result of a proxy solicitation or similar shareholder action which produces a change in a majority of the directors on the ADT Board, in connection with a proposed acquisition of ADT, from redeeming the Rights or amending the Rights Agreement. See "Litigation."

  Western Resources believes that the Rights Agreement Amendments are illegal under Bermuda law and that the Court (as defined below) will find such amendments invalid. See "Litigation." Western Resources has requested that the Court grant judicial relief with respect to the Rights Agreement Amendments prior to the ADT Special Meeting. If such relief has not been granted prior to the date of the ADT Special Meeting, it is possible that the Western Resources Nominees, once elected, would be unable to redeem the Rights or amend the Rights Agreement. In this circumstance, the Rights Plan Condition may not be capable of satisfaction and the Offer may not be consummated.

                                  LITIGATION

  On December 18, 1996, Western Resources announced that Westar Capital had commenced litigation in the United States District Court for the Southern District of Florida (the "Court") charging ADT and the ADT Board with breaches of their fiduciary duties to ADT and the ADT Shareholders. The complaint alleged, among other things, that the ADT Board breached its fiduciary duty to ADT and the ADT Shareholders by (i) adopting and continuing to deploy the ADT Rights Agreement, (ii) granting the Republic Warrant in connection with the subsequently terminated Republic Transaction for the purpose of making an unsolicited bid for ADT more expensive and placing a block of votes under Mr. Ashcroft's control, and (iii) placing approximately 3,182,787 Shares in an ADT subsidiary to interfere with the voting rights of ADT's other shareholders. Westar Capital also alleged that by agreeing to the Republic Warrant and the amendments thereto, Republic aided and abetted breaches of fiduciary duties by the ADT Board.

  On January 3, 1997, Westar Capital filed an amended complaint alleging that certain letters sent by ADT to Western Resources and Westar Capital interfered with Westar Capital's voting rights as an ADT Shareholder.

  On January 21, 1997, the Court granted Westar Capital's motion for leave to file a Second Amended Complaint in which Westar Capital additionally alleged that (i) ADT's January 7, 1997 announcement that the ADT Special Meeting was scheduled for July 8, 1997 violated the ADT Board's fiduciary and statutory duties under Bermuda law and (ii) ADT's failure to file a Schedule 14D-9 Tender Offer Statement violated Section 14(d) of the Exchange Act.

  On January 23, 1997, Westar Capital filed a motion seeking to enjoin the ADT Board from holding the ADT Special Meeting on July 8, 1997. That motion is currently pending. On January 27, 1997, ADT and the ADT Board (collectively, the "ADT Defendants") filed a motion to dismiss Westar Capital's complaint on the grounds that, among other things, Westar Capital had insufficiently pled a "prima facie" case of personal jurisdiction over the ADT Defendants. On February 21, 1997, the Court held that the Second Amended Complaint filed by Westar Capital did not sufficiently plead a "prima facie" case that the Court has jurisdiction under the Florida jurisdictional statute over the ADT Defendants. The Court denied the ADT Defendants' motion to dismiss the complaint without prejudice and granted Westar Capital leave to file an amended complaint by March 3, 1997.

  In response to the Court's February 21, 1997 order, on February 27, 1997, Westar Capital filed a Third Amended Complaint asserting that jurisdiction exists over the ADT Defendants under the Florida jurisdictional statute because, among other things, ADT conducts "substantial and not isolated activity" in Florida and the ADT Defendants had committed a "tortious act" in Florida.

  On February 6, 1997, Republic filed a motion to dismiss Westar Capital's complaint, arguing among other things, that if the Court granted the ADT Defendants' motion to dismiss, the complaint must also be dismissed as against Republic for failure to join an indispensable party. On February 21, 1997, the Court denied Republic's motion without prejudice.

  On February 20, 1997, Westar Capital filed a motion requesting that the Court schedule a trial on the merits of Westar Capital's claim that the Republic Warrant is invalid and a breach of fiduciary duties, and that Republic be required to give Westar Capital five (5) business days' notice prior to its exercise of the Republic Warrant and the sale of Shares purchased pursuant to the Republic Warrant. That motion is pending.

  On March 10, 1997, Westar Capital filed a motion for leave to file a Fourth Amended Complaint arising out of ADT's adoption of certain changes to the definition of "Continuing Directors" under the Rights Agreement. The Fourth Amended Complaint alleges, among other things, that ADT's adoption of these so-called "dead hand" provisions is a breach of fiduciary duty and was taken for the improper and collateral purpose of entrenching ADT management in office and interfering with the shareholder vote on the Western Resources Proposals. On March 11, 1997, the Court granted Westar Capital's motion and ordered that the ADT Defendants file a response to the Fourth Amended Complaint by March 17, 1997.

  On March 12, 1997, the Court denied Westar Capital's motion to schedule a trial on the merits with respect to Westar Capital's claims regarding the Republic Warrant.

  On December 26, 1996, a shareholder of ADT filed a purported class action complaint against ADT, the ADT Board, Western Resources and Westar Capital in the Civil Division of the Circuit Court of the Fifteenth Judicial Circuit in Palm Beach County, Florida. The complaint alleges, among other things, that Western Resources and Westar Capital are breaching their fiduciary duties to ADT Shareholders by failing to offer "an appropriate premium for the controlling interest" in ADT and by holding "an effective blocking position" that prevents independent parties from bidding for ADT. The complaint seeks preliminary and permanent relief enjoining Western Resources from acquiring outstanding Shares of ADT and unspecified damages. Western Resources does not anticipate any material adverse effect on its assets or financial results arising from the claims asserted.

  On February 10, 1997, ADT Operations commenced litigation against The Chase Manhattan Bank ("Chase Manhattan Bank") in the Supreme Court of the State of New York, New York County, alleging that Chase Manhattan Bank breached contractual obligations and fiduciary duties owed to ADT Operations by, among other things, furnishing a "highly confident" letter to Western Resources stating that Chase Manhattan Bank "expected to be able to arrange credit facilities to fund" the Cash Consideration portion of the Offer. ADT Operations seeks, among other things, damages and an order permanently enjoining Chase Manhattan Bank from advising, funding, or otherwise participating in the Offer. Neither Westar Capital nor Western Resources are named as defendants in the action.

                                THE KCPL MERGER

  On July 8, 1996, Western Resources commenced the KCPL Offer to exchange shares of Western Resources Common Stock for each outstanding share of KCPL Common Stock. It was Western Resources' intent, as soon as practicable after consummation of the KCPL Offer, to seek to merge KCPL with and into Western Resources. Pursuant to the exchange ratio in the KCPL Offer, KCPL shareholders would have received $31.00 of Western Resources Common Stock in exchange for each share of KCPL Common Stock, subject to a maximum of 1.100 and a minimum of 0.933 shares of Western Resources Common Stock for each share of KCPL Common Stock.

  Beginning in November of 1996, members of the respective boards of directors and managements of KCPL and Western Resources began discussions regarding a negotiated transaction between the two companies. Negotiations continued for a period of several weeks. On February 7, 1997, KCPL and Western Resources announced that their respective boards of directors had approved the KCPL Merger Agreement, pursuant to which KCPL will be merged with and into Western Resources and KCPL shareholders will receive $32.00 of Western Resources Common Stock per share of KCPL Common Stock, subject to a maximum of 1.100 and a minimum of 0.917 shares of Western Resources Common Stock per share of KCPL Common Stock (subject to upward adjustment as specified in the KCPL Merger Agreement). As required by the KCPL Merger Agreement, Western Resources terminated the KCPL Offer on February 7, 1997.

  The KCPL Merger, which will be tax-free to KCPL shareholders and is intended to be accounted for as a pooling of interests transaction, will create a combined company with more than 2,000,000 security and energy customers, $9.5 billion in assets, $3 billion in annual revenues and more than 8,000 megawatts of electric generation resources. The KCPL Merger is conditioned upon, among other things, the approvals of each company's shareholders and the necessary review and approvals of various regulatory agencies, principally the KCC, the Missouri Public Service Commission (the "MPSC"), the Nuclear Regulatory Commission (the "NRC") and the FERC. Western Resources intends to seek the approval of its shareholders at its annual meeting of shareholders, presently scheduled for May 6, 1997. Subject to the receipt of necessary regulatory and other approvals, Western Resources presently anticipates that the KCPL Merger will be completed in the first half of 1998.

  According to a representation of KCPL contained in the Merger Agreement, there were 61,908,726 shares of KCPL Common Stock outstanding on January 28, 1997. Upon consummation of the KCPL Merger, based on the closing share price of Western Resources Common Stock on March 13, 1997, KCPL shareholders will receive approximately 65,761,966 shares of Western Resources Common Stock in the KCPL Merger. This number of shares would represent approximately 35% of the total number of outstanding shares of Western Resources Common Stock, assuming that the Offer and the Amalgamation had previously been completed at an Exchange Ratio of .41494, based on the closing share price of Western Resources Common Stock on March 13, 1997.

                              RECENT DEVELOPMENTS

  On December 12, 1996, Western Resources and ONEOK announced that they had entered into a proposed strategic alliance in which Western Resources will contribute its regulated local natural gas distribution operations, MCMC, and Westar Gas Marketing, and will become the largest shareholder of ONEOK. A division of ONEOK, the Oklahoma Natural Gas Company, provides local natural gas service to 75% of the state of Oklahoma. ONEOK also has interests in natural gas marketing, processing and production.

  In the transaction, which is expected to close in the second half of 1997, Western Resources will receive 2,996,702 shares of ONEOK common stock ("ONEOK Common Stock") and 19,317,584 shares of ONEOK preferred stock ("ONEOK Preferred Stock"). The ONEOK Preferred Stock will pay an annual dividend of up to 1.5 times the ONEOK Common Stock dividend, with a minimum dividend of $1.80 per share. The transaction is expected to be accretive to Western Resources in the first full year.

  As a result of its alliance with Western Resources, ONEOK will become the eighth-largest gas distribution company in the United States, serving almost
1.4 million customers. The strategic alliance will also include a marketing agreement under which Western Resources will provide electric energy products, security products and other unregulated services to ONEOK's existing 735,000 customers. The transaction requires the approval of ONEOK's shareholders, the Oklahoma Corporation Commission (the "OCC"), the KCC and the Commission. Pursuant to the HSR Act, the transaction may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. Western Resources shareholders will not vote on the transaction.

  On December 31, 1996, Western Resources paid approximately $358 million, subject to certain adjustments and assumed certain liabilities and obligations, for all of the assets used in, related to or necessary for the operation of the security installation, monitoring and service business currently operated by Westinghouse Security, a subsidiary of Westinghouse. As a result of the acquisition, Westar Security is now the third-largest monitored security company in the United States, with over 400,000 customers, offices in many major U.S. markets and direct access to customers in 44 states.

                          VOTING AND PROXY PROCEDURES

GENERAL

  Only persons entered in the register of members of ADT as holders of Shares at the time of the ADT Special Meeting will be entitled to vote at such meeting unless the ADT Board sets a record date for the ADT Special Meeting. In the event the ADT Board sets a record date for the ADT Special Meeting, only holders of Shares at the close of business on such record date will be entitled to vote at the ADT Special Meeting. Each Share is entitled to one vote upon each matter presented at the ADT Special Meeting. Holders of ADT preferred stock, if any, are not entitled to vote on any of the Western Resources Proposals. Pursuant to Bye-Law 43 of the ADT Bye-Laws, at any general meeting of ADT not less than two holders of Shares present either in person or by proxy constitutes a quorum for the transaction of business. Each of the Western Resources Proposals may be approved by the affirmative vote of a majority of those Shares voted at the ADT Special Meeting. ADT Shareholders do not have cumulative voting for directors.

  Pursuant to Bermuda law, only votes cast for a matter constitute affirmative votes. Votes withheld or abstaining from voting are counted for quorum purposes only.

  Any ADT Shareholder owning Shares held in the name of a brokerage firm, bank or other institution should sign, date and return the GREEN proxy card to such brokerage firm, bank or other institution in the envelope provided by that firm. The accompanying GREEN proxy card will be voted in accordance with the ADT Shareholder's instructions on such GREEN proxy card. In order to comply with Bye-Law 48(1) of the ADT Bye-Laws, which requires that any person acting as a proxy must be a shareholder of ADT, each of the representatives of Western Resources named as a proxy on the accompanying proxy card will own at least one Share at the time of the ADT Special Meeting.

OTHER PROPOSALS

  EXCEPT FOR THE WESTERN RESOURCES PROPOSALS AS SET FORTH ABOVE, WESTERN RESOURCES IS NOT AWARE OF ANY PROPOSALS TO BE BROUGHT BEFORE THE ADT SPECIAL MEETING. SHOULD OTHER PROPOSALS BE BROUGHT BEFORE THE ADT SPECIAL MEETING, THE PERSONS NAMED ON THE GREEN PROXY CARD WILL ABSTAIN FROM VOTING ON SUCH PROPOSALS UNLESS SUCH PROPOSALS ADVERSELY AFFECT THE INTERESTS OF WESTERN

RESOURCES AS DETERMINED BY WESTERN RESOURCES, IN ITS SOLE DISCRETION, IN WHICH EVENT SUCH PERSONS WILL VOTE ON SUCH PROPOSALS AT THEIR DISCRETION.

REVOCATION OF PROXIES

  An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by voting in person at the ADT Special Meeting or by sending a written, signed, dated revocation which clearly identifies the proxy being revoked to the Chairman of the ADT Special Meeting prior to the ADT Special Meeting or to the Secretary of ADT at the registered office of ADT at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, so as to arrive before the ADT Special Meeting. A revocation may be in any written form validly signed by the registered holder as long as it clearly states that the proxy previously given is no longer effective.

                              PROXY SOLICITATION

  Proxies for the ADT Special Meeting will be solicited by mail, telephone, telegraph, telex, telecopier, facsimile and advertisement, and in person. Certain information about the directors and executive officers of Western Resources and certain employees and other representatives of Western Resources who may also assist MacKenzie Partners, Inc. ("MacKenzie") in soliciting proxies is set forth in the attached Schedule A. Schedule B sets forth certain information relating to Shares owned by Western Resources and its affiliates and Western Resources' directors, executive officers, employees and other representatives and certain transactions between any of them and ADT.

  The entire expense of the Proxy Solicitation is being borne by Western Resources. Western Resources may seek reimbursement for such expenses from ADT, but does not expect that the question of such reimbursement will be submitted to a vote of ADT Shareholders. Costs related to the Proxy Solicitation include expenditures for attorneys, accountants, financial advisors, proxy solicitors, public relations advisors, printing, advertising, postage, litigation and related expenses and filing fees and are expected to aggregate approximately $2 million.

  Western Resources has retained MacKenzie to act as Information Agent in connection with the Proxy Solicitation. The Information Agent may contact holders of Shares by mail, telephone, telex, telegraph, facsimile and personal interviews and may request brokers, dealers and other nominee shareholders to forward Proxy Solicitation materials to beneficial owners of Shares. The Information Agent will be paid a customary fee of up to $250,000 for such services, plus reimbursement of out-of-pocket expenses, and Western Resources will indemnify the Information Agent against certain liabilities and expenses in connection with the Proxy Solicitation, including liabilities under federal securities laws.

  Salomon Brothers Inc ("Salomon"), Bear, Stearns & Co. Inc. ("Bear Stearns") and Chase Securities Inc. ("Chase") are acting as Dealer Managers (the "Dealer Managers") in connection with the Offer.

  Salomon is acting as financial advisor to Western Resources in connection with its effort to acquire ADT, for which services, and for assistance rendered by Salomon in connection with prior purchases of Shares by Westar Capital, Western Resources has agreed to pay Salomon aggregate fees up to a maximum of $5 million (a substantial portion of which is contingent upon the consummation of an acquisition of 50% or more of the Shares of ADT or upon consummation of the Amalgamation).

  Bear Stearns is acting as financial advisor to Western Resources in connection with is effort to acquire ADT, for which services, and for assistance rendered by Bear Stearns in connection with prior purchases of Shares by Westar Capital, Western Resources has agreed to pay Bear Stearns aggregate fees up to a maximum of $4.3 million (a substantial portion of which is contingent upon the consummation of an acquisition of 50% or more of the Shares of ADT or upon consummation of the Amalgamation).

  Chase is acting as financial advisor to Western Resources in connection with its effort to acquire ADT, for which services Western Resources has agreed to pay Chase aggregate fees up to a maximum of $1.5 million (a substantial portion of which is contingent upon the consummation of an acquisition of 50% or more of the Shares of ADT or upon consummation of the Amalgamation).

  In addition to the compensation set forth above, Western Resources has agreed to reimburse the Dealer Managers for their reasonable travel and other out-of-pocket expenses. Western Resources has also agreed to reimburse each of the Financial Advisors for necessary and reasonable attorneys' fees incurred in connection with their engagement, and has agreed to indemnify each of the Dealer Managers and certain related persons and entities against certain liabilities and expenses in connection with the Dealer Managers' engagement, including certain liabilities under the federal securities laws. In connection with each of Salomon's, Bear Stearns' and Chase's engagement as Dealer Manager, Western Resources anticipates that certain employees of Salomon, Bear Stearns and Chase may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are ADT Shareholders for the purpose of assisting in the Proxy Solicitation. Neither Salomon, Bear Stearns nor Chase will receive any fee for or in connection with such solicitation activities by its employees apart from the fees it is otherwise entitled to receive as described above.

  In addition to the fees to be received by each of Salomon, Bear Stearns and Chase in connection with their engagement as Dealer Managers for the Offer, Salomon, Bear Stearns and Chase have in the past rendered various investment banking and financial advisory services for Western Resources for which they have received customary compensation. In particular, pursuant to a letter agreement dated September 5, 1995, as amended (the "Salomon KCPL Letter Agreement"), Salomon is providing certain financial advisory services to Western Resources in connection with the KCPL Offer. Under the terms of the Salomon KCPL Letter Agreement, Western Resources has agreed to pay Salomon for its financial advisory services (including services as Dealer Manager) in connection with the KCPL Offer, a financial advisory fee of (i) $400,000 upon execution of the Salomon KCPL Letter Agreement, (ii) $500,000 upon public announcement of the KCPL Offer, and (iii) up to an additional $6,000,000 (less amounts paid or payable as described in (i) and (ii) above) upon Western Resources' acquisition of more than 20% of the outstanding KCPL Shares or upon the consummation of the KCPL Merger.

  Western Resources will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Dealer Managers) for soliciting proxies for the ADT Special Meeting. Brokers, dealers, commercial banks and trust companies will be reimbursed by Western Resources for customary mailing and handling expenses incurred by them in forwarding material to their customers.

                          ABSENCE OF APPRAISAL RIGHTS

  ADT Shareholders do not have appraisal rights with respect to the Offer.

  However, pursuant to Section 106(6) of the Companies Act, a registered holder of Shares who does not vote in favor of the Amalgamation, if it is proposed and submitted to a vote of ADT Shareholders, and who is not satisfied that he or she has been offered fair value for his or her Shares, may, within one month of the giving of the notice of the general meeting of ADT Shareholders, apply to the Supreme Court of Bermuda (the "Bermuda Supreme Court") to have the fair value of such dissenting ADT Shareholder's Shares appraised by the Bermuda Supreme Court. Within one month of the Bermuda Supreme Court's appraisal of the fair value of any Shares, Western Resources shall be entitled either to pay to the dissenting ADT Shareholder an amount equal to the value of his or her Shares as appraised by the Bermuda Supreme Court or to terminate the Amalgamation if the agreement with respect thereto so provides. The Bermuda Supreme Court has wide discretion to assess the value of shares in appraisal proceedings. The Bermuda Supreme Court would likely call on expert evidence and may assess the fair value based on (a) the market value (i.e., the quoted stock market price) of the Shares; (b) a valuation of the net assets of ADT; (c) the earnings or investment value method which would involve the capitalization of maintainable earnings; and/or (d) a combination of these methods.

  A beneficial owner of Shares who is not the registered holder may not assert appraisal rights. If the stock is owned in a fiduciary capacity, such as by a trustee, guardian or custodian, or by a nominee, the notice asserting appraisal rights must be executed by the fiduciary or nominee as the registered holder of the Shares. If the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notice for a registered shareholder; however, the agent must identify the registered holder, disclose the fact that, in executing the notice, he is acting as agent for the registered holder and provide evidence of his authority.

  The right of a dissenting shareholder to be paid the fair value of his or her Shares shall cease if the shareholder fails to comply with the procedures set forth in Section 106(6) of the Companies Act, or if the Amalgamation is abandoned for any reason.

  Western Resources presently intends to condition the Amalgamation upon, among other things, holders of not more than 5% of the outstanding Shares having perfected appraisal rights with respect to the Amalgamation.

  The foregoing does not purport to be a complete statement of the procedures to be followed by ADT Shareholders desiring to exercise appraisal rights and, in view of the fact that exercise of such rights requires adherence to the relevant provisions of the Companies Act and Bermuda law, shareholders who desire to exercise appraisal rights are advised to review with care all applicable provisions of law and to obtain legal counsel in Bermuda concerning proper compliance with applicable provisions of the Companies Act and Bermuda law. ADT Shareholders are urged to, and should, read Section 106 of the Companies Act, a copy of which is included herein as Schedule G.

                             SHAREHOLDER PROPOSALS

  Proposals of ADT Shareholders intended to be presented at the 1997 Annual Meeting of ADT Shareholders must have been received at ADT's Corporate Secretary's Office on or before November 13, 1996 for consideration for inclusion in the proxy statement and form of proxy relating to such meeting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO CORPORATE SECRETARY, WESTERN RESOURCES, INC., 818 S. KANSAS AVENUE, TOPEKA, KANSAS 66612. TELEPHONE REQUESTS MAY BE DIRECTED TO THE CORPORATE SECRETARY'S DEPARTMENT AT (913) 575-1950. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST FOR DOCUMENTS SHOULD BE SUBMITTED NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE ADT SPECIAL MEETING.

  The following documents filed with the Commission by Western Resources (File No. 1-3523) are incorporated herein by reference: (a) Western Resources' Annual Report on Form 10-K for the year ended December 31, 1995 (the "Western Resources 1995 Form 10-K"); (b) the portions of Western Resources' Proxy Statement for the 1996 Annual Meeting of Shareholders, dated March 27, 1996, that have been incorporated by reference in the Western Resources 1995 Form 10-K; (c) Western Resources' Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996; (d) Western Resources' Registration Statement on Form S-4, dated March 14, 1997 (Registration No. 333-10897) and Western Resources' Prospectus, dated March 14, 1997, included therein relating to the Offer; (e) Western Resources' Registration Statement on Form S-4, dated July 3, 1996 (Registration No. 333-02711), and Western Resources' Prospectus, dated July 3, 1996, included therein relating to the KCPL Offer; (f) Western Resources' Current Reports on Form 8-K, dated April 15, 1996, April 23, 1996, April 25, 1996, April 26, 1996, April 29, 1996, May 3, 1996, May 6, 1996, May 7, 1996, May 13, 1996, May
24, 1996, June 17, 1996, July 23, 1996, July 26,

1996, October 24, 1996, December 18, 1996 and February 7, 1997; and (g) soliciting materials of Western Resources filed pursuant to Rule 14a-12 and Rule 14a-6 of the Exchange Act from December 18, 1996 through the date hereof.

  The following documents filed with the Commission by ADT (File No. 0-16979) are incorporated herein by reference: (a) ADT's Annual Report on Form 10-K for the year ended December 31, 1995 (the "ADT 1995 Form 10-K"); (b) ADT's Proxy Statement for the 1996 Annual Meeting of ADT Shareholders, dated March 12, 1996; (c) ADT's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996; (d) ADT's Preliminary Proxy Statement on Schedule 14A, dated March 4, 1997; (e) ADT's Current Reports on Form 8-K, dated June 28, 1996, July 11, 1996, July 16, 1996, September 19, 1996, October 1, 1996, October 23, 1996 and November 12, 1996; (f) ADT's Registration Statement on Form 8-A, dated November 12, 1996; and (g) soliciting materials of ADT filed pursuant to Rule 14a-12 and Rule 14a-6 of the Exchange Act from December 18, 1996 through the date hereof.

  The following documents filed with the Commission by KCPL (File No. 1-707) are incorporated herein by reference: (a) KCPL's Annual Report on Form 10-K for the year ended December 31, 1995 (the "KCPL 1995 Form 10-K"); and (b) KCPL's Quarterly Reports on Form 10-Q for the periods ending March 31, 1996, June 30, 1996 and September 30, 1996.

  All documents filed by either Western Resources or ADT pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the ADT Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                           ADT AND KCPL INFORMATION

  While Western Resources has included information concerning ADT and KCPL insofar as it is known or reasonably available to Western Resources, neither ADT nor KCPL is affiliated with Western Resources and ADT has not to date permitted access by Western Resources to ADT's books and records for the purpose of preparing this Proxy Statement. Therefore, information concerning ADT which has not been made public was not available to Western Resources for the purpose of preparing this Proxy Statement. Although Western Resources has no knowledge that would indicate that statements relating to ADT or KCPL contained or incorporated by reference in this Proxy Statement in reliance upon publicly available information are inaccurate or incomplete, Western Resources was not involved in the preparation of such information and statements and, for the foregoing reasons, is not in a position to verify any such information or statements.

                                                    WESTERN RESOURCES, INC.

March 14, 1997

                             [LOGO] MACKENZIE
                                    PARTNERS, INC.

                              156 Fifth Avenue
                           New York, New York 10010

                      (212) 929-5500 (CALL COLLECT)

                                   OR
                          (800) 322-2885 (TOLL-FREE)

                                    ANNEX 1

            RESOLUTIONS TO BE CONSIDERED AT THE ADT SPECIAL MEETING

    1. RESOLVED, that subject to Resolutions 2 and 3 below being passed, all of the present members of the Board of Directors of ADT Limited (the "ADT Board") and any other person who may be a director of ADT Limited at the time of the ADT Special Meeting, be and are hereby removed from the office of director;

    2. RESOLVED, FURTHER, that the number of seats on the ADT Board from and after the date of this resolution shall be two (2); and

    3. RESOLVED, FINALLY, that the directors of ADT Limited from and after the date of this resolution until the next annual general meeting of ADT Limited or until their successors have been duly elected shall be Steven L. Kitchen and Steven A. Millstein or, if either is unable to serve as a director of ADT Limited due to death, disability or otherwise, any other person designated by Western Resources.

                                  SCHEDULE A

                INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE
   OFFICERS AND CERTAIN REPRESENTATIVES OF WESTERN RESOURCES, INCLUDING THE
              WESTERN RESOURCES NOMINEES, WHO MAY SOLICIT PROXIES

  The following table sets forth the name, business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and executive officers of Western Resources, the Western Resources Nominees and other representatives of Western Resources who may solicit proxies from ADT Shareholders.

  DIRECTORS AND EXECUTIVE OFFICERS OF WESTERN RESOURCES AND WESTERN RESOURCES
                                   NOMINEES

                                             PRESENT POSITION WITH WESTERN RESOURCES
 NAME AND BUSINESS ADDRESS                 OR OTHER PRINCIPAL OCCUPATION OR EMPLOYMENT
 -------------------------                 -------------------------------------------
 John E. Hayes, Jr. ................. Director, Chairman of the Board and Chief Executive
  Western Resources, Inc.             Officer, Western Resources.
  818 S. Kansas Avenue
  Topeka, KS 66612
 David C. Wittig..................... Director and President, Western Resources.
  Western Resources, Inc.
  818 S. Kansas Avenue
  Topeka, KS 66612
 Norman E. Jackson................... Executive Vice President, Electric Operations,
  Western Resources, Inc.             Western Resources.
  818 S. Kansas Avenue
  Topeka, KS 66612
 Steven L. Kitchen................... Executive Vice President and Chief Financial
  Western Resources, Inc.             Officer, Western Resources.
  818 S. Kansas Avenue
  Topeka, KS 66612
 Carl M. Koupal, Jr. ................ Executive Vice President and Chief Administrative
  Western Resources, Inc.             Officer, Western Resources.
  818 S. Kansas Avenue
  Topeka, KS 66612
 Steven A. Millstein................. President, Westar Security, Inc.
  Westar Security, Inc.
  818 S. Kansas Avenue
  Topeka, KS 66612
 John K. Rosenberg................... Executive Vice President and General Counsel,
  Western Resources, Inc.             Western Resources.
  818 S. Kansas Avenue
  Topeka, KS 66612
 Jerry D. Courington................. Controller, Western Resources.
  Western Resources, Inc.
  818 S. Kansas Avenue
  Topeka, KS 66612

       OTHER REPRESENTATIVES OF WESTERN RESOURCES WHO MAY SOLICIT PROXIES

        NAME AND BUSINESS ADDRESS
(UNLESS OTHERWISE INDICATED, THE BUSINESS
           ADDRESS IS WESTERN                     PRESENT POSITION WITH WESTERN
 RESOURCES, INC., 818 S. KANSAS AVENUE,                RESOURCES OR OTHER
            TOPEKA, KS 66612)                  PRINCIPAL OCCUPATION OR EMPLOYMENT
-----------------------------------------      ----------------------------------
Bruce A. Akin.....................         Director, Corporate Development.
Bruce R. Burns....................         Manager, Shareholder Services.
Lori A. Finney....................         Executive Director, Corporate Strategy.
James A. Martin...................         Vice President, Finance.
Michel' J. Philipp................         Director, Corporate Communications.
Carolyn A. Starkey................         Financial Analyst.
Richard D. Terrill................         Corporate Secretary.
Craig A. Weingartner..............         Corporate Development, Associate.
                                Salomon Brothers Inc
Gregg S. Polle....................         Managing Director, Salomon Brothers Inc
 Salomon Brothers Inc
 7 World Trade Center
 New York, NY 10048
Arthur H. Tildesley, Jr...........         Director, Salomon Brothers Inc
 Salomon Brothers Inc
 7 World Trade Center
 New York, NY 10048
William A. Murphy.................         Vice President, Salomon Brothers Inc
 Salomon Brothers Inc
 7 World Trade Center
 New York, NY 10048
Chad Rucker.......................         Associate, Salomon Brothers Inc
 Salomon Brothers Inc
 7 World Trade Center
 New York, NY 10048
                              Bear, Stearns & Co. Inc.
Douglas T. Lake...................         Senior Managing Director, Bear, Stearns &
 Bear, Stearns & Co. Inc.                  Co. Inc.
 245 Park Avenue
 New York, New York 10167
Richard M. Osler..................         Managing Director, Bear, Stearns & Co. Inc.
 Bear, Stearns & Co. Inc.
 245 Park Avenue
 New York, New York 10167
David F. Huff.....................         Vice President, Bear, Stearns & Co. Inc.
 Bear, Stearns & Co. Inc.
 245 Park Avenue
 New York, New York 10167

        NAME AND BUSINESS ADDRESS
(UNLESS OTHERWISE INDICATED, THE BUSINESS
           ADDRESS IS WESTERN                     PRESENT POSITION WITH WESTERN
 RESOURCES, INC., 818 S. KANSAS AVENUE,                RESOURCES OR OTHER
            TOPEKA, KS 66612)                  PRINCIPAL OCCUPATION OR EMPLOYMENT
-----------------------------------------      ----------------------------------
                                Chase Securities Inc.
Mark Davis...........................      Managing Director, Chase Securities Inc.
 Chase Securities Inc.
 270 Park Avenue
 New York, New York 10017
John Bass............................      Vice President, Chase Securities Inc.
 Chase Securities Inc.
 270 Park Avenue
 New York, New York 10017
Craig Decker.........................      Associate, Chase Securities, Inc.
 Chase Securities Inc.
 270 Park Avenue
 New York, New York 10017
Andrew Quigley.......................      Associate, Chase Securities Inc.
 Chase Securities Inc.
 270 Park Avenue
 New York, New York 10017

                                  SCHEDULE B

                         SHARES HELD BY WESTAR CAPITAL

  Westar Capital is the beneficial and record holder of Shares purchased (i) from Laidlaw on or prior to March 18, 1996, as described in this Proxy Statement and (ii) as purchased in open market transactions in the amount and on the dates set forth below:

                                                                      NUMBER OF
                                                                        SHARES
                         DATE OF TRANSACTION                          PURCHASED
                         -------------------                          ----------
1/26/96.............................................................. 15,400,000
3/18/96.............................................................. 15,400,000
7/15/96..............................................................    100,000
7/15/96..............................................................     50,000
7/15/96..............................................................     60,000
7/15/96..............................................................    161,800
7/15/96..............................................................    116,700
7/15/96..............................................................     41,500
7/15/96..............................................................     26,000
7/16/96..............................................................     20,000
7/16/96..............................................................     20,000
7/16/96..............................................................     21,000
7/16/96..............................................................     28,500
7/16/96..............................................................     80,000
7/16/96..............................................................     25,000
7/16/96..............................................................     59,000
7/16/96..............................................................     10,000
7/16/96..............................................................     65,000
7/16/96..............................................................     44,000
7/16/96..............................................................     22,500
7/16/96..............................................................     25,000
7/16/96..............................................................     30,000
7/16/96..............................................................     20,000
7/16/96..............................................................     25,000
7/16/96..............................................................     20,000
7/16/96..............................................................     10,000
7/16/96..............................................................    100,000
7/17/96..............................................................     10,000
7/17/96..............................................................     49,000
7/17/96..............................................................     25,000
7/17/96..............................................................     10,000
7/17/96..............................................................     25,000
8/22/96..............................................................     40,000
8/22/96..............................................................     80,000
8/22/96..............................................................     95,000
8/22/96..............................................................    135,000
9/5/96...............................................................     29,600
9/5/96...............................................................    165,000

                                                                      NUMBER OF
                                                                       SHARES
                         DATE OF TRANSACTION                          PURCHASED
                         -------------------                          ---------
9/5/96...............................................................    16,696
9/6/96...............................................................    10,000
9/30/96..............................................................   128,500
9/30/96..............................................................   152,000
9/30/96..............................................................   170,000
9/30/96..............................................................   749,500
9/30/96..............................................................     2,000
9/30/96..............................................................    98,000
10/8/96..............................................................    14,115*
10/16/96.............................................................   160,000
10/16/96.............................................................    50,000
10/17/96.............................................................     2,900
10/18/96.............................................................    50,000
10/18/96.............................................................    50,000
10/18/96.............................................................     2,500
10/21/96.............................................................   247,700
10/21/96.............................................................    58,300
10/22/96.............................................................    50,000
10/22/96.............................................................   120,000
10/23/96.............................................................   155,000
10/23/96.............................................................   116,700
10/23/96.............................................................    18,400
10/24/96.............................................................    25,000
10/24/96.............................................................    25,000
10/24/96.............................................................    44,700
10/25/96.............................................................    15,000
10/25/96.............................................................   125,000
10/28/96.............................................................    66,700
10/28/96.............................................................    75,500
10/28/96.............................................................   202,800
10/28/96.............................................................    27,500
10/28/96.............................................................   204,700
10/28/96.............................................................    15,000
10/28/96.............................................................   129,000
10/28/96............................................................. 2,034,800
10/28/96.............................................................    20,000
10/29/96.............................................................   144,500
10/29/96.............................................................    65,000

--------
* Issuable upon exchange of 500 LYONs beneficially owned by Westar Capital.

  SHARES HELD BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN REPRESENTATIVES OF
   WESTERN RESOURCES, INCLUDING THE WESTERN RESOURCES NOMINEES, AND CERTAIN
                   TRANSACTIONS BETWEEN ANY OF THEM AND ADT

  John K. Rosenberg, Richard D. Terrill and Neil T. Anderson have agreed to serve as the proxies on Western Resources' GREEN proxy card for the ADT Special Meeting. In order to comply with Bye-Law 48(1) of the ADT Bye-Laws, which requires that any person acting as a proxy must be a shareholder of ADT, each of the representatives of Western Resources named as a proxy on the accompanying proxy card will own at least one Share at the time of the ADT Special Meeting.

  Except as disclosed in this Schedule or in the Proxy Statement, none of Western Resources, or any of its directors, executive officers or the employees named in Schedule A, including the Western Resources Nominees, owns any securities of ADT or any subsidiary of ADT, beneficially or of record, or has purchased or sold any of such securities within the past two years. Except as disclosed in this Schedule or in the Proxy Statement, to the best knowledge of Western Resources, none of its directors, executive officers or the employees of Western Resources named in Schedule A, including the Western Resources Nominees, or their associates, beneficially owns, directly or indirectly, any securities of ADT. Michael S. Barnes has advised Western Resources that he owns 700 Shares.

  Other than as disclosed in this Schedule and in the Proxy Statement, to the knowledge of Western Resources, none of Western Resources, or any of its directors, executive officers or the employees of Western Resources named in Schedule A, including the Western Resources Nominees, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the ADT Special Meeting.

  Other than as disclosed in this Schedule and in the Proxy Statement, to the knowledge of Western Resources, none of Western Resources, or any of its directors, executive officers or the employees of Western Resources named in Schedule A, including the Western Resources Nominees, is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of ADT, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

  Other than as set forth in this Schedule or in the Proxy Statement, to the knowledge of Western Resources, none of Western Resources, or any of its directors, executive officers or the employees of Western Resources named in Schedule A, including the Western Resources Nominees, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of ADT's last fiscal year or any currently proposed transactions, or series of similar transactions, to which ADT or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

  Other than as set forth in this Schedule and in the Proxy Statement, to the knowledge of Western Resources, none of Western Resources, or any of its directors, executive officers or the employees of Western Resources named in Schedule A, including the Western Resources Nominees, or any of their associates, has any arrangements or understandings with any person with respect to any future employment by ADT or its affiliates or with respect to any future transactions to which ADT or any of its affiliates will or may be a party.

                                  SCHEDULE C

            INFORMATION CONCERNING SALOMON, BEAR STEARNS AND CHASE

                        INFORMATION CONCERNING SALOMON

  Western Resources has retained Salomon to act as its financial advisor in connection with the transactions described in the Proxy Statement. Salomon from time to time also executes routine brokerage transactions for the account of Western Resources' Profit Sharing and Retirement Trust.

  Salomon is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. Salomon does not admit that it or any of its directors, officers or employees is a "participant," as defined in Schedule 14A promulgated under the Exchange Act by the Commission ("Schedule 14A"), in the solicitation to which the Proxy Statement relates or that such Schedule 14A requires the disclosure in the Proxy Statement or this Schedule of certain information concerning Salomon.

  The following employees (the "Salomon Individuals") of Salomon may engage in solicitation activities in connection with the solicitation to which the Proxy Statement relates (and to the extent that any such Salomon Individual does, in fact, engage in such solicitation activities, any such Salomon Individual would thereby become a "participant," as defined in Schedule 14A):

                  NAME                                    POSITION
                  ----                                    --------
Gregg S. Polle.......................... Managing Director, Salomon Brothers Inc
Arthur H. Tildesley, Jr................. Director, Salomon Brothers Inc
William A. Murphy....................... Vice President, Salomon Brothers Inc
Chad Rucker............................. Associate, Salomon Brothers Inc

Each of the Salomon Individuals is engaged in the investment banking business at Salomon Brothers Inc at Seven World Trade Center, New York, New York 10048, and is employed by Salomon in the capacity listed beside his or her name.

  As of December 13, 1996, Salomon beneficially held a net "short" position of 10,800 Shares, and beneficially owned LYONs of an affiliate of ADT exchangeable for 14,595 Shares. As of December 13, 1996, Salomon did not own of record any Shares for customer accounts. In the normal course of its business, Salomon regularly buys and sells securities, including Shares, for its own account and for the accounts of its customers, which transactions may result from time to time in Salomon having a net "long" or net "short" position in ADT's securities or option contracts in ADT's securities. A list of all securities of ADT bought and sold by Salomon for its own account over the last two years is set forth on Schedule D. It is impracticable, however, owing to the volume of such transactions, to list each transaction for the accounts of customers involving ADT's securities for the past two years for the purpose of the Proxy Statement.

  None of the Salomon Individuals or their associates owned of record or beneficially any of ADT's securities as of December 17, 1996. None of the Salomon Individuals or their associates purchased or sold for their own account securities of any class of ADT within the past two years.

  None of the Salomon Individuals or their associates own of record any securities of ADT which are not also beneficially owned by them nor do they or their associates beneficially own, directly or indirectly, any securities of any parent or subsidiary of ADT.

  In the normal course of its business, Salomon finances the securities positions of Salomon by bank and other borrowings and repurchase and securities borrowing transactions. None of such borrowings were intended specifically for the purpose of purchasing securities of ADT.

  Except as set forth below or as disclosed elsewhere in this Schedule or the Proxy Statement, and except for customary arrangements with respect to securities of ADT held by Salomon for the accounts of its customers, none of the Salomon Individuals, Salomon or any associate of such persons is or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of ADT, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as set forth below or as disclosed elsewhere in this Schedule or the Proxy Statement, none of the Salomon Individuals, Salomon or any associate of such persons has any arrangement or understanding with any person with respect to any future employment by ADT or its affiliates or any future transactions to which ADT or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since December 17, 1994 or any currently proposed transaction, or series of similar transactions, to which ADT or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

                      INFORMATION CONCERNING BEAR STEARNS

  Western Resources has retained Bear Stearns to act as its financial advisor in connection with the transactions described in the Proxy Statement. Bear Stearns from time to time also executes routine brokerage transactions for the account of Western Resources' Profit Sharing and Retirement Trust.

  Bear Stearns is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. Bear Stearns does not admit that it or any of its directors, officers or employees is a "participant," as defined in Schedule 14A in the solicitation to which the Proxy Statement relates or that such Schedule 14A requires the disclosure in the Proxy Statement or this Schedule of certain information concerning Bear Stearns.

  The following employees (the "Bear Stearns Individuals") of Bear Stearns may engage in solicitation activities in connection with the solicitation to which the Proxy Statement relates (and to the extent that any such Bear Stearns Individual does, in fact, engage in such solicitation activities, any such Bear Stearns Individual would thereby become a "participant," as defined in
Schedule 14A):

                   NAME                                 POSITION
                   ----                                 --------
                                          Senior Managing Director, Bear,
 Douglas T. Lake........................  Stearns & Co. Inc.
                                          Managing Director, Bear, Stearns &
 Richard M. Osler.......................  Co. Inc.
                                          Vice President, Bear, Stearns & Co.
 David F. Huff..........................  Inc.

Each of the Bear Stearns Individuals is engaged in the investment banking business at Bear Stearns at 245 Park Avenue, New York, New York 10167, and is employed by Bear Stearns in the capacity listed beside his name.

  As of December 17, 1996, Bear Stearns did not beneficially own any Shares and did not own of record any Shares for customer accounts. In the normal course of its business, Bear Stearns regularly buys and sells securities, including Shares, for its own account and for the accounts of its customers, which transactions may result from time to time in Bear Stearns having a net "long" or net "short" position in ADT's securities or option contracts in ADT's securities. A list of all securities of ADT bought and sold by Bear Stearns for its own account over the last two years is set forth on Schedule
D. It is impracticable, however, owing to the volume of such transactions, to list each transaction for the accounts of customers involving ADT's securities for the past two years for the purpose of the Proxy Statement.

  None of the Bear Stearns Individuals or their associates owned of record or beneficially any of ADT's securities as of December 17, 1996. None of the Bear Stearns Individuals or their associates purchased or sold for their own account securities of any class of ADT within the past two years.

  None of the Bear Stearns Individuals or their associates own of record any securities of ADT which are not also beneficially owned by them nor do they beneficially own, directly or indirectly, any securities of any parent or subsidiary of ADT.

  In the normal course of its business, Bear Stearns finances the securities positions of Bear Stearns by bank and other borrowings and repurchase and securities borrowing transactions. None of such borrowings were intended specifically for the purpose of purchasing securities of ADT.

  Except as set forth below or as disclosed elsewhere in this Schedule or the Proxy Statement, and except for customary arrangements with respect to securities of ADT held by Bear Stearns for the accounts of its customers, none of the Bear Stearns Individuals, Bear Stearns or any associate of such persons is or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of ADT, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as set forth below or as disclosed elsewhere in this Schedule or the Proxy Statement, none of the Bear Stearns Individuals, Bear Stearns or any associate of such persons has any arrangement or understanding with any person with respect to any future employment by ADT or its affiliates or any future transactions to which ADT or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since December 17, 1994 or any currently proposed transaction, or series of similar transactions, to which ADT or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

                         INFORMATION CONCERNING CHASE

  Western Resources has retained Chase to act as its financial advisor in connection with the transactions described in the Proxy Statement. Chase may from time to time also execute routine brokerage transactions for the account of Western Resources' Profit Sharing and Retirement Trust.

  Chase is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. Chase does not admit that it or any of its directors, officers or employees is a "participant," as defined in Schedule 14A, in the solicitation to which the Proxy Statement relates or that such Schedule 14A requires the disclosure in the Proxy Statement or this Schedule of certain information concerning Chase.

  The following employees (the "Chase Individuals") of Chase may engage in solicitation activities in connection with the solicitation to which the Proxy Statement relates (and to the extent that any such Chase Individual does, in fact, engage in such solicitation activities, any such Chase Individual would thereby become a "participant," as defined in Schedule 14A):

                 NAME                                    POSITION
                 ----                                    --------
Mark Davis............................. Managing Director, Chase Securities Inc.
John Bass.............................. Vice President, Chase Securities Inc.
Craig Decker........................... Associate, Chase Securities Inc.
Andrew Quigley......................... Associate, Chase Securities Inc.

Each of the Chase Individuals is engaged in the investment banking business at Chase Securities Inc., 270 Park Avenue, New York, New York 10017, and is employed by Chase in the capacity listed beside his name.

  As of December 17, 1996, Chase did not beneficially own any Shares and did not own of record any Shares for customer accounts. In the normal course of its business, Chase regularly buys and sells securities, including Shares, for its own account and for the accounts of its customers, which transactions may result from time to time in Chase having a net "long" or net "short" position in ADT's securities or option contracts in ADT's securities. A list of all securities of ADT bought and sold by Chase for its own account over the last two years is set forth on Schedule D. It is impracticable, however, owing to the volume of such transactions, to list each transaction for the accounts of customers involving ADT's securities for the past two years for the purpose of the Proxy Statement.

  None of the Chase Individuals or their associates owned of record or beneficially any of ADT's securities as of December 17, 1996. None of the Chase Individuals or their associates purchased or sold for their own account securities of any class of ADT within the past two years.

  None of the Chase Individuals or their associates own of record any securities of ADT which are not also beneficially owned by them nor do they or their associates beneficially own, directly or indirectly, any securities of any parent or subsidiary of ADT.

  In the normal course of its business, Chase finances the securities positions of Chase by bank and other borrowings and repurchase and securities borrowing transactions. None of such borrowings were intended specifically for the purpose of purchasing securities of ADT.

  Except as set forth below or as disclosed elsewhere in this Schedule or the Proxy Statement, and except for customary arrangements with respect to securities of ADT held by Chase for the accounts of its customers, none of the Chase Individuals, Chase or any associate of such persons is or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of ADT, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as set forth below or as disclosed elsewhere in this Schedule or the Proxy Statement, none of the Chase Individuals, Chase or any associate of such persons has any arrangement or understanding with any person with respect to any future employment by ADT or its affiliates or any future transactions to which ADT or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since December 17, 1994 or any currently proposed transaction, or series of similar transactions, to which ADT or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

  Chase Manhattan Bank, an affiliate of Chase, acts as Agent on a $300,000,000 credit facility for ADT Operations, Inc., a subsidiary of ADT. Chase Manhattan Bank's commitment under the facility is $25,000,000, of which $10,121,696.04 is presently outstanding.

                                   SCHEDULE D

  TRADING HISTORY OF SALOMON, BEAR STEARNS AND CHASE (FOR THEIR OWN ACCOUNTS)

             TRADING HISTORY OF SALOMON (AND ONE OF ITS AFFILIATES)

ADT ORDINARY SHARES
Shares Purchased (Trade Date)

1996: None

1995: None

1994: None

Shares Sold (Trade Date)

1996: 714,747(9/19)

1995: None

1994: None

ADT COMMON SHARES
Shares Purchased (Trade Date)

1996: 3,320(1/3); 1,300(1/9); 4(1/9); 400(1/26); 62(1/26); 400(1/26);
35,800(3/6); 5,000(3/8); 3,500(3/12); 8,400(3/18); 4,100(4/3); 9,000(5/10);
5,000(5/10); 2,000(5/10); 14,000(5/10); 1,900(5/21); 2,200(5/21); 24,500(7/2);
5,000(7/2); 71,500(7/2); 40,300(7/2); 5,600(7/2); 5,500(7/2); 7,000(7/2);
21,400(7/2); 76,200(7/2); 76,300(7/2); 27,500(7/2); 3,400(7/2); 19,500(7/2);
3,300(7/2); 13,000(7/2); 49,400(7/11); 31,000(7/11); 1,000(7/11); 14(7/18);
300(7/18); 5,000(8/6); 4,500(8/23); 20,000(8/27); 20,000(8/27); 20,000(8/27);
20,000(8/27); 11,000(9/3); 1,600(9/3); 2,000(9/3); 13,000(9/3); 11,000(9/3);
10,000(9/3); 8,100(9/13); 2,500(9/16); 35,900(9/20); 62(9/30); 100(9/30)

1995: 600(1/4); 1,600(3/15); 63(3/15); 20,600(4/6); 36(4/11); 1,700(4/11);
100,000(5/31); 50,000(5/31); 27,500(5/31); 27,500(5/31); 200(6/12);
20,600(6/12); 2,100(6/12); 2,100(6/12); 13,500(6/20); 60(6/20); 20,500(6/23);
14,800)6/23); 200(6/23); 24,500(6/23); 15,500(6/26); 31,000(6/26);
25,000(6/30); 10,000(7/11); 54,100(8/9); 39,500(8/15); 3,000(8/16);
5,000(8/16); 2,100(8/16); 43(8/16); 1,600(8/28); 10,000(8/30); 20,000(9/15);
7,600(9/15); 26,300(9/15); 1,618(9/19);

1994: 250,000(12/21)

Shares Sold (Trade Date)

1996: 3,300(1/4); 20(1/4); 1,304(1/9); 862(1/26); 57,600(3/15); 2,000)4/3);
400(4/3); 1,700(4/3); 10,00(5/10); 20,000(5/10); 4,100(5/21); 9,600(7/2);
2,200(7/2); 400(7/2); 1,600(7/2); 1,200(7/2); 258,100(7/2); 4,100(7/2);
2,300(7/2); 4,200(7/2); 8,200(7/2); 27,600(7/2); 23,600(7/2); 58,900(7/2);
81,400(7/11); 314(7/18); 49,500(8/8); 500(8/27); 6,000(8/27); 7,500(8/27);
23,500(8/27); 14,500(8/27); 11,500(8/27); 13,500(8/27); 3,000(8/27);
1,600(9/3); 45,600(9/3); 1,400(9/3); 85(9/20); 4,500(9/24); 162(9/30);

1995: 600(1/5); 544(3/15); 1,119(3/15); 8,400(4/6); 12,200(4/6); 1,736(4/11);
27,500(5/31); 50,000(5/31); 50,000(5/31); 77,500(5/31); 24,600(6/12);
400(6/12); 1,260(6/20); 2,000(6/23); 15,000(6/23); 14,800(6/23); 13,200(6/23);
15,000(6/23); 16,500(6/26); 20,000(6/26); 10,000(6/26); 25,000(7/7);
10,000(7/10); 20,000(7/17); 10,000(7/17); 10,000(7/17); 10,000(7/19);
15,000(7/19); 25,000(7/19); 10,000(7/31); 5,000(8/4); 5,000(8/7); 15,000(8/9);
10,000(8/9); 500(8/9); 15,000(8/9); 100(8/9); 2,600(8/10); 17,000(8/14);
2,000(8/14); 15,000(8/14); 5,000(8/15); 12,700(8/15); 7,700(8/15)l 2,143(8/16);
1,600(8/28); 18(9/19); 1,600(9/19); 4,900(9/22); 5,000(9/25)

1994: 40,000(12/21); 210,000(12/21)

OPTIONS
Options Purchased (Trade Date)

1996: None

1995: None

1994: None

Options Sold (Trade Date)

1996: None

1995: None

1994: None

ADT 8.25% GUARANTEED SENIOR NOTES
Notes Purchased (Trade Date)

1996: None

1995: 500,000(3/2); 10,000(3/7); 400,000(3/8); 100,000(5/25); 100,000(6/6);
50,000(6/20)

1994: 500,000(11/9)

Notes Sold (Trade Date)

1996: None

1995: 350,000(2/15); 150,000(3/2); 125,000(3/2); 500,000(3/2); 100,000(3/2);
125,000(3/2); 250,000(5/3)

1994: 100,000(11/14); 50,000(12/7)

ADT 9.25% GUARANTEED SENIOR SUBORDINATED NOTES
Notes Purchased (Trade Date)

1996: 1,000,000(5/2)

1995: 4,000,000(1/10)

1994: None

Notes Sold (Trade Date)

1996: 1,000,000(5/2)

1995: 2,000,000(1/10); 1,000,000(1/10); 1,000,000(1/10)

1994: None

LYONS
LYONs Purchased (Trade Date)

1996: 100,000(3/6); 500,000(3/6); 3,000,000(3/15); 500,000(3/15)

1995: 1,500,000(6/30); 7,000,000(7/6); 3,000,000(7/7); 500,000(7/14);
400,000(7/14); 200,000(7/14); 1,100,000(7/14); 950,000(8/9); 105,000(8/9);
525,000(8/9); 105,000(8/9); 420,000(8/9); 420,000(8/9); 475,000(8/9);
25,000(8/14); 25,000(8/14)

1994: None

LYONs Sold (Trade Date)

1996: 300,000(3/6); 250,000(3/6); 1,902,000(3/6); 1,200,000(3/12)

1995: 2,500,000(6/30); 2,000,000(6/30); 1,015,000(6/30); 888,000(7/6);
950,000(7/6); 1,000,000(7/11); 1,150,000(8/9); 1,150,000(8/9); 1,500,000(8/9);
1,500,000(8/9); 62,000(8/14); 2,000,000(8/15); 2,000,000(9/15)

1994: None

9 1/2% AUTOMATED SECURITY CAPITAL FINANCE (JERSEY) CONVERTIBLE CAPITAL BONDS Convertibles Purchased (Trade Date)

1996: 2,000,000(3/7); 2,000,000(3/7); 5,259,000(3/8); 5,259,000(3/8)

1995: 510,000(9/21); 510,000(10/24)

1994: None

Convertibles Sold (Trade Date)

1996: 2,000,000(3/7); 5,259,000(3/8); 395,500(4/25)

1995: 360,000(9/28); 150,000(9/28)

1994: None

                        TRADING HISTORY OF BEAR STEARNS

ADT ORDINARY SHARES
Shares Purchased (Trade Date)

1996: None

1995: None

1994: None

Shares Sold (Trade Date)

1996: None

1995: None

1994: None

ADT COMMON SHARES
Shares Purchased (Trade Date)

1996: 6,000(3/12); 5,800(5/17); 1,100(5/20); 7,900(6/6); 100(7/1); 10,000(7/1);
10,000(7/1); 10,100(7/1); 21,800(7/1); 50,800(7/1); 18,000(7/2); 5,000(7/2);
3,000(7/5); 1,800(7/8); 6,300(7/10); 4,000(7/17); 10,000(7/17); 2,000(7/30);
23,500(8/21); 25,000(8/22); 1,000(8/27); 22,600(9/10); 5,000(9/10); 8,000(9/18);
300(11/12); 130(11/13);

1995: 1,000(5/8)

1994: None

Shares Sold (Trade Date)

1996: 6,000(3/6); 900(5/10); 6,000(5/13); 7,900(6/7); 4,800(7/1); 6,300(7/1);
18,100(7/1); 24,000(7/1); 24,000(7/1); 44,600(7/1); 100(7/2); 18,000(7/2);
5,000(7/2); 14,000(7/17); 2,000(7/30); 23,500(8/21); 5,000(8/22); 20,000(8/22);
1,000(8/27); 22,600(9/10); 5,000(9/10); 8,000(9/19); 300(10/23); 130(11/14)

1995: 1,000(5/5)

1994: None

ADT OPTIONS
Options Purchased (Trade Date)

1996: None

1995: None

1994: None

Options Sold (Trade Date)

1996: None

1995: None

1994: None

ADT 8.25% GUARANTEED SENIOR NOTES
Notes Purchased (Trade Date)

1996: 50,000(2/2); 350,000(12/13)

1995: 150,000(1/3); 20,000(2/14); 2,000,000(3/23); 50,000(7/27); 152,000(9/15);
3,000,000(11/16); 2,000,000(11/29); 2,500,000(12/1)

1994: 30,000(3/16); 25,000(6/10); 120,000(10/31); 30,000(12/16)

Notes Sold (Trade Date)

1996: 50,000 (2/5)

1995: 30,000 (1/26); 20,000 (2/14); 2,000,000 (3/23); 50,000 (7/31); 135,000
    (9/15); 17,000 (9/19); 3,000,000 (11/16); 2,000,000 (11/29); 2,500,000
    (12/1)

1994: 30,000 (3/16); 25,000 (6/10); 120,000 (10/31); 30,000 (12/16)

ADT 9.25% GUARANTEED SENIOR SUBORDINATED NOTES
Notes Purchased (Trade Date)

LYONs Purchased (Trade Date)

1996: None

1995: None

1994: None

Notes Sold (Trade Date)

1996: None

1995: None

1994: None

LYONS
1996: 150,000(2/13); 50,000(2/15); 30,000(2/12); 232,000(2/21); 200,000(6/6);
154,000(7/1); 240,000(7/1); 2,000,000(7/1); 2,000,000(7/1); 38,000(8/22);
14,000(8/23); 1,000,000(9/10); 20,000(9/12); 428,000(9/12); 55,000(9/26);
31,000(10/7); 500,000(10/75); 45,000(11/11); 455,000(11/11); 145,000 (11/15)

1995: 100,000(6/300; 200,000(6/30); 300,000(6/30); 450,000(6/30);
575,000(6/30); 650,000(6/30); 690,000(6/30); 750,000(6/30); 900,000(6/30);
900,000(6/30); 1,250,000(6/30); 1,500,000(6/30); 2,300,000(6/30);
5,100,000(6/30); 7,000,000(6/30); 175,000(7/5); 325,000(7/5); 400,000(7/5);
425,000(7/5); 425,000(7/5); 680,000(7/5); 400,000(7/6); 2,000,000(7/6);
3,050,000(7/10); 2,404,000(7/11); 50,000(7/26); 2,065,000(8/15); 50,000(8/22);
40,000(9/19); 250,000(9/25); 100,000(11/27); 282,000(11/30); 7,000(12/8);
79,000(12/12)

1994: None

LYONs Sold (Trade Date)

1996: 150,000(2/13); 50,000(2/15); 23,000(2/21); 239,000(2/23);
1,866,000(6/28); 728,000(7/1); 2,000,000(7/1); 1,000,000(9/10); 500,000(9/12);
500,000(10/7); 86,000(10/25); 500,000(11/11); 145,000 (11/15)

1995: 500,000(6/30); 950,000(6/30); 1,000,000(6/30); 1,000,000(6/30);
1,500,000(6/30); 2,000,000(6/30); 2,000,000(6/30); 2,500,000(6/30);
5,000,000(6/30); 1,200,000(7/3); 30,000(7/5); 5,200(7/5); 85,000(7/5);
6,895,000(7/5); 2,683,000(7/6); 5,042,000(7/10); 160,000(7/11); 252,000(7/11);
100,000(7/19); 190,000(7/25); 850,000(7/25); 200,000(8/2); 35,000(8/9);
50,000(8/9); 110,000(8/9); 110,000(8/9); 570,000(8/9); 50,000(8/21);
40,000(9/20); 250,000(9/25); 100,000(11/27); 282,000(11/30); 86,000(12/8)

1994: None

9 1/2% AUTOMATED SECURITY CAPITAL FINANCE (JERSEY) CONVERTIBLE CAPITAL BONDS Convertibles Purchased (Trade Date)

1996: None

1995: None

1994: None

Convertibles Sold (Trade Date)

1996: None

1995: None

1994: None

                            TRADING HISTORY OF CHASE

ADT ORDINARY SHARES
Shares Purchased (Trade Date)

1996: None

1995: None

1994: None

Shares Sold (Trade Date)

1996: None

1995: None

1994: None

ADT COMMON SHARES
Shares Purchased (Trade Date)

1996: None

1995: None

1994: None

Shares Sold (Trade Date)

1996: None

1995: None

1994: None

ADT OPTIONS
Options Purchased (Trade Date)

1996: None

1995: None

1994: None

Options Sold (Trade Date)

1996: None

1995: None

1994: None

ADT 8.25% GUARANTEED SENIOR NOTES
Notes Purchased (Trade Date)--Par Amount

1996: None

1995: None

1994: 1,150,000(4/20); 2,500,000(4/21); 1,500,000(6/8)

Notes Sold (Trade Date)

1996: None

1995: None

1994: 2,000,000(3/29); 1,000,000(4/7); 1,000,000(4/8); 1,150,000(4/13)

ADT 9.25% GUARANTEED SENIOR SUBORDINATED NOTES
Notes Purchased (Trade Date)--Par Amount

1996: None

1995: None

1994: 2,000,000(4/13); 463,000(5/19); 92,000(5/19); 125,000(5/19);
265,000(5/19); 567,000(5/19); 93,000(5/19); 395,000(5/19); 650,000(6/21)

Notes Sold (Trade Date)

1996: None

1995: None

1994: 1,000,000(4/13); 150,000(4/14); 500,000(5/16); 1,000,000(5/16);
2,000,000(5/19)

LYONS
LYONS Purchased (Trade Date)

1996: None

1995: None

1994: None

LYONs Sold (Trade Date)

1996: None

1995: None

1994: None

9 1/2% AUTOMATED SECURITY CAPITAL FINANCE (JERSEY) CONVERTIBLE CAPITAL BONDS Convertibles Purchased (Trade Date)

1996: None

1995: None

1994: None

Convertibles Sold (Trade Date)

1996: None

1995: None

1994: None

                                                                     SCHEDULE E

                                 ADT BYE-LAWS

                BYE-LAW 104. TAKE-OVER OFFERS FOR THE COMPANY.

  (1) (A) Where any person is or becomes interested, whether as a result of transactions over a period of time or not, in shares in the capital of the Company in circumstances in which he would be obliged to make or extend an offer or offers to shareholders or holders of other securities or rights referred to in paragraph (4) below of the Company under the Rules for the time being of the City Code on Take-overs and Mergers of the United Kingdom of Great Britain and Northern Ireland (the "City Code", which expression shall include any revision or modification thereof) issued by the Panel on Take-overs and Mergers ("the Panel", which expression shall include any body which succeeds to the functions of the said Panel) if the Company was a company incorporated in the United Kingdom of Great Britain and Northern Ireland to which the City Code applied, the Directors may serve upon that person a notice requiring him to make or extend an offer or offers in writing in accordance with the requirements of the City Code in all respects as if the City Code did apply to the Company but so that references in the City Code to the Panel shall be construed, for the purposes of this Bye-Law, as if they were references to the Board of Directors of the Company.

(B) Where any person has acquired, is in the process of acquiring, or appears to the Directors likely to acquire an interest in shares in the capital of the Company in circumstances in which he would be subject to the Rules Governing Substantial Acquisitions of Shares (the "SARs", which expression shall include any revision or modification thereof issued by the Panel, if the Company was a company incorporated in the United Kingdom of Great Britain and Northern Ireland to which the SARs applied, the Directors may serve upon that person a notice requiring him to comply with the provisions of the SARs in relation to any acquisition made (after the date of adoption of this paragraph (1)(B)) or proposed to be made by him and if that person has made (after the date of adoption of this paragraph
         (1)(B)) or subsequently makes any acquisition in contravention of the provisions of the SARs such a notice or a further notice issued by the Directors may require that person to dispose or to procure the disposal by any person with whom he has acted in concert of any interest in shares so acquired within twenty-eight days of the date of such notice.

(C) If a notice served under paragraph (1)(B) requiring a disposal of shares is not complied with in accordance with its terms and has not been withdrawn, the Directors may, so far as they are able, dispose of the shares to which such notice relates at the best price reasonably obtainable in all the circumstances in which case they shall give written notice of such disposal to the person or persons on whom such notice was served. Except as hereinafter provided such a disposal shall be completed as soon as reasonably practicable after the giving of a notice under this paragraph (1)(C) as may in the opinion of the Directors be consistent with obtaining the best price reasonably obtainable and in any event within thirty days of expiry of such notice provided that a disposal under this paragraph (1)(C) shall be suspended during the period when dealings by the Directors in the Company's shares are not permitted either by law or by the regulations of any stock exchange upon which those shares of the Company which are to be disposed of are listed, but any disposal under this paragraph which is suspended as aforesaid shall be completed within thirty days after expiry of the period of such suspension and provided further that neither the Company nor the Directors shall be liable to any holder or any person having an interest in any share or other person for failing to obtain the best price so long as the Directors act in good faith within the period specified above.

(D) For the purpose of effecting any disposal under paragraph (1)(C) above, the Directors may authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder and may issue a new certificate to the purchaser. The net proceeds of such disposal shall be received by the Company, whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable thereon) to the former holder upon surrender by him of the certificate in respect of the shares sold and formerly held by him.

(E) The provisions of these Bye-Laws relating to the protection of purchasers of shares sold under a lien or upon forfeiture shall apply mutatis mutandis to disposals under this Bye-Law.

  (2) Any notice served under paragraph (1) above may also require the person on whom it is served to execute an undertaking under seal in favour of the Directors (as trustees for all the holders of shares in the capital of the Company) and in a form satisfactory to the Directors to observe and perform the rules and requirements of the City Code or the SARs as the case may be as if the same were applicable to the Company and in the manner prescribed in paragraph (1) above.

  (3) Where any person is interested, whether as a result of a series of transactions over a period of time or not, in Common Shares which (taken together with shares held or acquired by persons acting in concert with him) represent 30 per cent. or more of all the Common Shares for the time being in issue and the Directors determine that it is not expedient to serve a notice under paragraph (1)(A) above or if any person upon whom such a notice is served fails within thirty days to comply with the same, the Directors may serve upon that person a notice requiring him to make an offer in writing (the "Offer"), within 30 days of the date of such notice on the basis set out in the following paragraphs, to the holders of every class of share capital of the Company (whether voting or non-voting) to purchase all such shares for cash on terms that payment in full therefor will be made within 21 days of the Offer becoming or being declared unconditional in all respects.

  (4) Where the Directors serve a notice upon any person in accordance with paragraph (3) above, they may also include in that notice a requirement that such person shall make an appropriate offer or proposal in writing to the holders of every class of securities convertible into, or of rights to subscribe for, share capital of the Company (whether such share capital is voting or non-voting). Such appropriate offer or proposal is referred to in this Bye-Law as a "Convertible Offer". The Convertible Offer shall be made at the same time as the Offer. The terms of the Convertible Offer shall be such terms as the Directors, in their absolute discretion, consider to be fair and reasonable having regard to the terms of the Offer and the Directors shall notify such terms to the person specified in paragraph (3) above (the "Offeror"). The Convertible Offer shall be conditional only upon the Offer becoming or being declared unconditional in all respects.

  (5) In addition to the Offeror, the Directors may require, in their absolute discretion, each of the principal members of a group of persons acting in concert with him and who appear to be interested in any shares in, or convertible securities of, the Company to make the Offer and/or the Convertible Offer. For the purposes of this Bye-Law, persons shall be deemed to be acting in concert if, pursuant to an agreement or understanding (whether formal or informal) they actively co-operate in acquiring or seeking to acquire shares in, or convertible securities of, the Company.

  (6) Unless the Directors otherwise agree, an offer made under paragraphs
    (3), (4) or (5) of this Bye-Law must, in respect of each class of share capital or convertible securities involved, be in cash or be accompanied by a cash alternative offer at not less than the highest price paid by the Offeror or any person acting in concert with it for shares or convertible securities of that class within the preceding 12 months. If such price cannot be ascertained by the Directors or if such shares or convertible securities have been acquired other than for cash pursuant to a bargain made on any recognised stock exchange or if the Directors consider that such highest price is, for any reason, inappropriate, unfair or unreasonable having regard to the size and timing of the relevant purchases, the relationship (if any) between the seller and purchaser of such shares or convertible securities or the number of shares or convertible securities purchased in the preceding 12 months, the Directors may, in any such case, fix the price at which the Offer, the Convertible Offer or the cash alternative offer is to be made. The cash Offer, the cash Convertible Offer or the cash alternative offer must, in each case, remain open for not less than 14 days after the date on which the Offer or the Convertible Offer, as the case may be, has become or is declared to be unconditional as to acceptances.

  (7) Any person who makes or is about to make or who is or can be required to make an offer under this Bye-Law or who has made such an offer which has lapsed, shall observe and shall procure that any persons acting in concert with him shall observe the rules and requirements of the City Code both in letter and in spirit prior to, during the pursuit of and, if applicable, after the failure of such an offer.

  (8) For the purposes of this Bye-Law, any questions or disputes arising out of the grant of consent by the Directors, the comparability of offers, the terms of offers, any question as to whether any person shall be regarded as acting in concert with another, any question regarding the interpretation or application of the City Code and the meaning of any terms or phrases used in this Bye-Law or the City Code shall be determined by the Directors in their absolute discretion.

                                                                     SCHEDULE F

                                 ADT BYE-LAWS

                          BYE-LAW 46. VOTING RIGHTS.

  (1) Subject to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Member present in person shall be entitled to one vote on any question to be decided on a show of hands and each Member present in person or by proxy shall be entitled on a poll to one vote for each share held by him.

    PROVIDED THAT no Member shall be entitled (save as proxy for another Member) to be present or vote at any meeting, either personally or by proxy, or to exercise any privilege in relation to meetings of the Company conferred by membership, or be reckoned in a quorum:--

    (A) in respect of any share held by him (whether alone or jointly with any other person) on which there shall not have been paid all calls for the time being due and payable, together with interest and expenses (if any); or

    (B) in respect of any shares held by him in relation to which he or any person appearing to be interested in such shares has been duly served with a notice under paragraph (2) of this Bye-Law which:

        (i) requires him or such other person to give information to the Company in accordance with such paragraph; and

        (ii) contains a statement to the effect that upon failure to supply such information before the expiry of a period specified in such notice (being such reasonable period as the Directors shall determine from the date of service of such notice) the registered holder of such shares shall not be entitled to vote or otherwise exercise the rights referred to in this Bye-Law and the person on whom such notice was served fails to supply such information within the period so specified.

      Provided that:--

        (a) the Company shall be entitled to serve a notice under paragraph
            (2) of this Bye-Law which fulfills sub-sub-paragraphs (i) and
            (ii) above on a person who is not the registered holder of shares in the Company only if the registered holder of the shares in question has previously been, or is simultaneously with the service of such a notice, served by the Company with a notice under paragraph (2) of this Bye-Law; and

        (b) the disqualification provisions of this sub-paragraph (B) shall take effect only upon the service on the registered holder of the shares in question of a notice to the effect that he has thereby become subject to the said disqualification for so long as the information requested pursuant to this sub-paragraph (B) has not been supplied to the Company and for a period of ninety days thereafter; and

        (c) for the purpose of this sub-paragraph (B) a person shall be treated as appearing to be interested in any shares if (after taking into account any information supplied in response to any notice under paragraph (2) of this Bye-Law and any other information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

    (C) in respect of any shares held by him in relation to which he or any person appearing to be interested in such shares has been duly served with a notice under Bye-Law 104 which:--

        (i) requires him or such other person to make an offer in accordance with, or otherwise comply with the terms of, such Bye-Law; and

        (ii) contains a statement to the effect that upon failure to make such an offer before the expiry of a period specified in such notice (being not less than twenty-eight days from the date of service of such notice) or, having made such an offer or acquired such shares in contravention of a notice served under that Bye-Law, otherwise fails to comply with the provisions of Bye-Law 104 the registered holder of such shares shall not be entitled to vote or otherwise exercise the rights referred to in this Bye-Law and the person on whom such notice was served fails to make such an offer within the period so specified or fails to remedy such non-compliance.

      Provided that:--

        (a) the Company shall be entitled to serve a notice under paragraph
            (2) of this Bye-Law which fulfils sub-sub-paragraphs (i) and
            (ii) above on a person who is not the registered holder of shares in the Company only if the registered holder of the shares in question has previously been, or is, simultaneously with the service of such a notice, served by the Company with a notice under Bye-Law 104; and

        (b) the disqualification provisions of this sub-paragraph (C) shall take effect only upon the service on the registered holder of the shares in question of a notice to the effect that he has thereby become subject to the said disqualification and shall subsist until an offer is made in accordance with Bye-Law 104 and such offer becomes or is declared unconditional in all respects in accordance with its terms.

    (D) in respect of any shares in relation to which he and any person specified in paragraph (3) of this Bye-Law has been duly served with a notice under paragraph (3) which remains in effect.

  (2) (A) The Company may by notice in writing require any person whom the Company knows or has reasonable cause to believe to be interested in shares in the Company to indicate whether or not it is the case and, where that person holds any interest in any such shares, to give such further information as may be required in accordance with sub-paragraph (B) below.

    (B) Any such notice may require the person to whom it is addressed to give particulars of his own present interests in shares in the Company.

    (C) The particulars referred to above include particulars of the identity of persons interested in the shares in question and of whether persons interested in the same shares are parties to any agreement or arrangement relating to the exercise of any of the rights conferred by the holding of the shares.

    (D) A notice under this Bye-Law shall require any information given in response to the notice to be given in writing within such reasonable time as the Directors may determine and is specified in the notice.

    (E) For the purposes of this Bye-Law, a person who is interested in a right to subscribe for or convert into shares in the Company shall be deemed to be interested in shares in the Company and references to interests in shares shall include any interest whatsoever in such shares including, without limitation, a right to control directly or indirectly the exercise of any right conferred by the holding of shares alone or in conjunction with a person deemed to be acting in concert for the purposes of Bye-Law 104 and the interest of any person shall be deemed to include the interest of any other person deemed to be acting in concert as aforesaid.

    (F) A notice which has taken effect under this Bye-Law shall remain in effect in accordance with its terms following a transfer of the shares to which it relates unless and until the Directors determine otherwise and notify the registered holder accordingly.

    (G) The right to receive payments of income or capital which become due or payable in respect of any share during a period of disqualification applicable to such share under this Bye-Law shall be suspended during such period of disqualification without any liability of the Company to the

      Member for late payment or non-payment and the Company may retain such sums for its own use and benefit during such period of suspension and the holders of such shares may, in the discretion of the Directors, be excluded from participation in any further issue of shares by reference to an existing holding of shares at a point in time during such period of suspension. No trust shall be created in respect of any such debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on such amount, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

  (3) (A) Where any person whether alone or in circumstances where for the purposes of Bye-Law 104 he is acting in concert with other persons acquires or has acquired interests in shares which (including the interests of persons with whom he is acting in concert as aforesaid) amount to three per cent. or more of the issued share capital of any class of the Company he shall within two days following the date on which he became aware (or ought reasonably to have become aware) of the acquisition of such an interest notify the Company of the existence of such interest and shall in making such notification to the Company also supply the particulars referred to in sub-paragraphs
         (2)(B) and (2)(C) above and so long as his interest as aforesaid amounts to three per cent. or more of the issued share capital of any class of the Company he shall notify the Company of any change in his interests (including the interests of persons with whom he is acting in concert as aforesaid) amounting to one per cent. or more of the issued share capital of any class of the Company within two days following the date on which he became aware (or ought reasonably to have become aware) of such change.

    (B) If any person has failed to make a notification in accordance with sub-paragraph (3)(A) above (notwithstanding that such notification has been made after the said period of two days) the Directors may serve a notice on such person stating that the registered holder of the shares in which that person is interested shall not be entitled to vote or otherwise exercise the rights referred to in this Bye-Law in respect of any shares or a number of shares specified in the notice held by that registered holder during the one hundred and eighty days following the service of such notice provided that the registered holder of such shares has previously been, or is simultaneously with the service of such a notice, served with a notice under this sub-paragraph.

    (C) If the Directors resolve that they have reasonable cause to believe that a person is or may be interested in shares of the Company or that any such shares are or may be shares in which any person is interested and that they have made reasonable enquiries to establish whether a person is so interested, or whether they are such shares, as the case may be, such person shall for the purposes of this Bye-Law be deemed to be interested in shares or, as the case may be, such shares shall be deemed to be shares in which such person is interested, from the date of such resolution until any such time as the Directors resolve otherwise.

    (D) Any belief, resolution or decision of the Directors which is held or made in pursuance or purported pursuance of any of the provisions of this Bye-Law shall be conclusive, final and binding on all persons concerned, and the validity of any act or thing which is done or caused to be done by the Directors in pursuance or purported pursuance of any of such provisions shall not be capable of being impeached by anyone on the ground that there was not any basis or reasonable basis on which the Directors could have arrived at any such belief or made any such resolution or decision, or on the ground that any conclusion of fact on which the Directors relied or might have relied for the purposes of arriving at any such belief or making any such resolution or decision was incorrect, or on any other ground whatsoever.

    (E) In calculating the number of days allowed for any notification to be made under this Bye-Law 46(3), any day which is a Saturday or Sunday shall be disregarded.

                                                                     SCHEDULE G

                               THE COMPANIES ACT

                       SECTION 106. SHAREHOLDER APPROVAL

SHAREHOLDER APPROVAL

  (1) The directors of each amalgamating company shall submit the amalgamation for approval to a meeting of the holders of shares of the amalgamating company of which they are directors and, subject to subsection (4), to the holders of each class of such shares.

  (2) A notice of a meeting of shareholders complying with section 75 shall be sent in accordance with that section to each shareholder of each amalgamating company, and shall--

    (a) include or be accompanied by a copy or summary of the amalgamation agreement; and

    (b) subject to subsection 2A, state--

      (i) the fair value of the shares as determined by each amalgamating company; and

      (ii) that a dissenting shareholder is entitled to be paid the fair value of his shares.

  (2A) Notwithstanding subsection 2(b)(ii), failure to state the matter referred to in that subsection does not invalidate an amalgamation.

  (3) Each share of an amalgamating company carries the right to vote in respect of an amalgamation whether or not it otherwise carries the right to vote.

  (4) The holders of shares of a class of shares of an amalgamating company are entitled to vote separately as a class in respect of an amalgamation if the amalgamation agreement contains a provision which would constitute a variation of the rights attaching to any such class of shares for the purposes of section 47.

  (4A) The provisions of the bye-laws of the company relating to the holding of general meetings shall apply to general meetings and class meetings required by this section provided that, unless the bye-laws otherwise provide, the resolution of the shareholders or class must be approved by a majority vote of three-fourths of those voting at such meeting and the quorum necessary for such meeting shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company or the class, as the case may be, and that any holder of shares present in person or by proxy may demand a poll.

  (5) An amalgamation agreement shall be deemed to have been adopted when it has been approved by the shareholders as provided in this section.

  (6) Any shareholder who did not vote in favour of the amalgamation and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

  (6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either--

    (a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

    (b) to terminate the amalgamation in accordance with subsection (7).

  (6B) Where the Court has appraised any shares under subsection (6) and the amalgamation has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

  (6C) No appeal shall lie from an appraisal by the Court under this section.

  (6D) The costs of any application to the Court under this section shall be in the discretion of the Court.

  (7) An amalgamation agreement may provide that at any time before the issue of a certificate of amalgamation the agreement may be terminated by the directors of an amalgamating company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating companies.

                             [FRONT OF PROXY CARD]
                   PROXY SOLICITED BY WESTERN RESOURCES, INC.
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                                  ADT LIMITED

     The undersigned, a holder of record of common shares, par value $0.10 per share (the "Shares"), of ADT Limited, a company incorporated under the laws of Bermuda ("ADT"), hereby appoints John K. Rosenberg, Richard D. Terrill and Neil
T. Anderson, or any of them, the proxy or proxies of the undersigned, each with full power of substitution, to attend the Special Meeting of ADT shareholders (and any adjournments, postponements, continuations or reschedulings thereof), at which holders of Shares will be voting on, among other things, approval and adoption of the Western Resources Proposals to: (i) remove all of the present members of the Board of Directors of ADT (the "ADT Board") and any person or persons elected or designated by any of such directors to fill any vacancy or newly created directorship, (ii) reduce the number of seats on the ADT Board to two, and (iii) elect Steven L. Kitchen and Steven A. Millstein (the "Western Resources Nominees") as the directors of ADT (or, if either Western Resources Nominee is unable to serve as a director of ADT due to death, disability or otherwise, any other person designated as a Western Resources Nominee by Western Resources), and to vote as specified in this proxy all the Shares which the undersigned would otherwise be entitled to vote if personally present.

     With respect to items (iv) and (v) on the reverse, Westar Capital or another person may propose to adjourn the Special Meeting to a later date. In such event, the Board of Directors of Western Resources recommends a vote FOR
                                                                          ---
any proposal which may be submitted by Westar Capital to adjourn the Special Meeting to a later date and recommends a vote AGAINST any proposal which may be
                                              -------
submitted by any other person to adjourn the Special Meeting to a later date. The undersigned hereby revokes any previous proxies with respect to the matters covered in this Proxy.

     THE BOARD OF DIRECTORS OF WESTERN RESOURCES RECOMMENDS A VOTE FOR EACH OF
                                                                   ---
THE WESTERN RESOURCES PROPOSALS (ITEMS 1, 2 AND 3) AND ITEM 4. THE WESTERN RESOURCES BOARD RECOMMENDS A VOTE AGAINST ITEM 5. IF RETURNED CARDS ARE SIGNED
                                  -------
BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR EACH OF THE
                                                             ---
WESTERN RESOURCES PROPOSALS AND ITEM 4, TO HAVE VOTED AGAINST ITEM 5 AND TO HAVE ABSTAINED ON ALL OTHER MATTERS.

                            [Reverse of Proxy Card]

THE BOARD OF DIRECTORS OF WESTERN RESOURCES, INC. RECOMMENDS A VOTE FOR EACH OF THE WESTERN RESOURCES PROPOSALS (ITEMS 1, 2 AND 3).

1.  Approval of Proposal to      [ ] FOR              [ ] against              [ ] abstain
    Remove Present Members of
    ADT Board.

2.  Approval of Proposal to      [ ] FOR              [ ] against              [ ] abstain
    REDUCE Number of SEATs on
    ADT Board TO TWO.

3.  election of directors:
    Steven L. Kitchen and
    Steven A. Millstein.
                                 [ ] FOR all          [ ] WITHHOLD             [ ] ABSTAIN
                                 Western Resources    AUTHORITY to vote
                                 Nominees (except     for all nominees
                                 as marked to the
                                 contrary below)

    WITHHELD for the following nominee(s) only: write
    name(s):
            ---------------------------------------------
4.  APPROVAL OF ANY PROPOSAL WHICH MAY BE SUBMITTED BY WESTAR CAPITAL TO ADJOURN
                ---
    THE SPECIAL MEETING TO A LATER DATE. (WESTERN RESOURCES BOARD RECOMMENDS A VOTE FOR)
         ---
                [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

5.  APPROVAL OF ANY PROPOSAL WHICH MAY BE SUBMITTED BY ANY OTHER PERSON TO
                ---
    ADJOURN THE SPECIAL MEETING TO A LATER DATE. (WESTERN RESOURCES BOARD RECOMMENDS A VOTE AGAINST)

                [ ] AGAINST     [ ] FOR                 [ ] ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings hereof.

                               Date:                , 1997
                                     ---------------

                               ---------------------------
                               Signature (Title, if any)

                               ---------------------------
                               Signature if held jointly

                               Please sign your name below exactly as it appears hereon. When Shares are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.


IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CONTACT MACKENZIE PARTNERS, INC. AT 1-800-322-2885 OR CALL COLLECT AT (212) 929-5500.